As filed with the Securities and Exchange Commission on December 20, 1994
                                              Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ___________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

   SUNAMERICA CAPITAL, L.P.                          SUNAMERICA INC.
(Exact name of Registrant as                 (Exact name of Registrant as
 specified in its charter)                    specified in its charter)

           Delaware                                   Maryland
(State or other jurisdiction of           (State or other jurisdiction of
incorporation or organization)             incorporation or organization)

         Applied for                                 86-0176061
(I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)

     1 SunAmerica Center                        1 SunAmerica Center
Los Angeles, California 90067-6022       Los Angeles, California 90067-6022
        (310) 772-6000                             (310) 772-6000
(Address and telephone number              (Address and telephone number
of principal executive offices)           of principal executive offices)

                             Susan L. Harris, Esq.
            Vice President and General Counsel - Corporate Affairs
                                SunAmerica Inc.
                              1 SunAmerica Center
                      Los Angeles, California 90067-6022
                                (310) 772-6000
                      (Name, address and telephone number
                             of agent for service)
                                  __________

                                  Copies to:
  David W. Ferguson, Esq.                       Gregg A. Noel, Esq.
  Davis Polk & Wardwell                 Skadden, Arps, Slate, Meagher & Flom
  450 Lexington Avenue                    300 South Grand Avenue, Suite 3400
 New York, New York 10017                   Los Angeles, California 90071
     (212) 450-4000                              (213) 687-5000
                                  __________

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ( )
                                  __________

                        CALCULATION OF REGISTRATION FEE

                                                                        Proposed maximum
                                                                       offering price per
                                                                      Preferred Security or
                                                   Amount                 per Junior           Proposed maximum      Amount of
             Title of each class of                to be                 Subordinated         aggregate offering    registration
           securities to be registered           registered              Debenture (1)            price (1)             fee
           ---------------------------           -----------         ----------------------    ------------------    ------------

Preferred Securities of SunAmerica
Capital, L.P. and/or Junior Subordinated
Debentures due 2025 of SunAmerica Inc.........   5,500,000 Preferred      $24.625                 $135,437,500        $46,703.00
                                                    Securities(2)
Guarantee of SunAmerica Inc.with respect
to Preferred Securities of SunAmerica
Capital, L.P. (3).............................        --                       --                       --                 --

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) based on the average of the high and low prices for SunAmerica Inc.'s 9-1/4% Preferred Stock, Series B on
    December 13, 1994.

(2) To the extent participants in the SunAmerica Offer (as defined herein) elect not to participate in the Partnership Offer (as defined herein) the number of Preferred Securities issued will be reduced and the number of Junior Subordinated Debentures delivered to the public will be increased commensurately.

(3) No separate consideration will be received for the SunAmerica Inc.
    Guarantee. Pursuant to Rule 457(a) no separate fee is payable in respect of the SunAmerica Inc. Guarantee.

                                  __________

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                             CROSS REFERENCE SHEET

                                SUNAMERICA INC.
                           SUNAMERICA CAPITAL, L.P.

                             CROSS REFERENCE SHEET

               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

                                                                      CAPTION IN OFFERING
       FORM S-4 ITEM NO.                                              CIRCULAR/PROSPECTUS
       -----------------                                              -------------------


 1.    Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus. . . . . . . . . . . . . . .   Outside Front Cover Page; Inside Front Cover Page

 2.    Inside Front and Outside Back Cover Pages of
       Prospectus. . . . . . . . . . . . . . . . . . . . . . . . .   Inside Front Cover Page; Available Information;
                                                                     Incorporation of Certain Documents by Reference; Table of
                                                                     Contents
 3.    Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information . . . . . . . . . . . . . . . . . . .   Offering Circular/Prospectus Summary; Special
                                                                     Considerations Relating to the Offers; SunAmerica; The
                                                                     Partnership; Ratio of Earnings to Fixed Charges; Selected
                                                                     Consolidated Financial Data

 4.    Terms of the Transaction. . . . . . . . . . . . . . . . . .   The Offers; Description of the Preferred Securities;
                                                                     Description of the Junior Subordinated Debentures;
                                                                     Description of the Guarantee; Taxation

 5.    Pro Forma Financial Information . . . . . . . . . . . . . .   Not Applicable

 6.    Material Contacts with the Company Being
       Acquired. . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable

 7.    Additional Information Required for Reoffering
       by Persons and Parties Deemed to be
       Underwriters. . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable

 8.    Interests of Named Experts and Counsel. . . . . . . . . . .   Legal Matters

 9.    Disclosure of Commission  Position on
       Indemnification for Securities Act Liabilities. . . . . . .   Not Applicable

10.    Information with Respect to S-3 Registrants . . . . . . . .   Not Applicable

11.    Incorporation of Certain Information by Reference . . . . .   Incorporation of Certain Documents by Reference

12.    Information with Respect to S-2 or S-3 Registrants. . . . .   Not Applicable

13.    Incorporation of Certain Information by Reference . . . . .   Not Applicable

14.    Information with Respect to Registrants Other
       than S-3 or S-2 Registrants . . . . . . . . . . . . . . . .   Not Applicable

15.    Information With Respect to S-3 Companies . . . . . . . . .   Not Applicable

16.    Information with Respect to S-2 or S-3
       Companies . . . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable

17.    Information with Respect to Companies Other
       Than S-3 or S-2 Companies . . . . . . . . . . . . . . . . .   Not Applicable

18.    Information if Proxies, Consents or
       Authorizations are to be Solicited. . . . . . . . . . . . .   Not Applicable

19.    Information if Proxies, Consents or
       Authorizations are not to be Solicited or in an
       Exchange Offer. . . . . . . . . . . . . . . . . . . . . . .   Incorporation of Certain Documents by Reference

                            [Red Herring Language]

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED DECEMBER 20, 1994

OFFERING CIRCULAR/PROSPECTUS

                                SUNAMERICA INC.

                             OFFER TO EXCHANGE ITS

                     % JUNIOR SUBORDINATED DEBENTURES DUE 2025

                 FOR UP TO 5,500,000 OUTSTANDING SHARES OF ITS

                       9 1/4% PREFERRED STOCK, SERIES B

                                      AND

                           SUNAMERICA CAPITAL, L.P.

                              OFFER TO ISSUE ITS

                         % CUMULATIVE PREFERRED SECURITIES

                        (liquidation preference $25 per
                            Preferred Security and
                  guaranteed to the extent set forth herein
                              by SunAmerica Inc.)

               UPON THE DELIVERY OF      % JUNIOR SUBORDINATED
                DEBENTURES DUE 2025 TO SUNAMERICA CAPITAL, L.P.

                  THE SUNAMERICA OFFER, THE PRORATION PERIOD
                       AND WITHDRAWAL RIGHTS WILL EXPIRE
            AT 5:00 P.M. NEW YORK CITY TIME, ON FEBRUARY   , 1995,
                   UNLESS THE SUNAMERICA OFFER IS EXTENDED.

                  THE PARTNERSHIP OFFER AND WITHDRAWAL RIGHTS
                           WILL EXPIRE AT 5:00 P.M.
                   NEW YORK CITY TIME, ON FEBRUARY   , 1995,
                   UNLESS THE PARTNERSHIP OFFER IS EXTENDED.

         SunAmerica Inc., a Maryland corporation ("SunAmerica"), hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the accompanying Letter of Transmittal and Nonparticipation Election Letter (the "Letter of Transmittal" and "Nonparticipation Election Letter", respectively, which, together with the Offering Circular/Prospectus, constitute the "SunAmerica Offer"), to exchange
its     % Junior Subordinated Debentures due 2025 (the "Junior Subordinated
Debentures") for up to 5,500,000 shares of its outstanding 9 1/4% Preferred Stock, Series B (the "Series B Preferred"). Exchanges will be made on the basis of $25 principal amount of Junior Subordinated Debentures for each share of Series B Preferred validly tendered and accepted for exchange in the SunAmerica Offer. Shares of Series B Preferred not accepted for exchange because of proration will be returned.

         Concurrently with the SunAmerica Offer, SunAmerica Capital, L.P., a Delaware limited partnership (the "Partnership"), of which two wholly-owned subsidiaries of SunAmerica are the sole general partners, hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the Letter of Transmittal (which, together with the Nonparticipation Election Letter, constitute the "Partnership Offer"), to
issue its    % Cumulative Preferred Securities (the "Preferred Securities") in
exchange for the delivery to the Partnership of any and all Junior
Subordinated Debentures that are being issued in exchange for Series B Preferred pursuant to the SunAmerica Offer. The Partnership Offer is not subject to proration. The SunAmerica Offer and the Partnership Offer are hereinafter referred to together as the "Offers". The Partnership Offer will be effected on the basis of one Preferred Security for every $25 principal amount of Junior Subordinated Debentures to be issued to participants by SunAmerica. Accordingly, holders of Series B Preferred who participate in both Offers will receive one Preferred Security for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange.

         Holders of Series B Preferred may participate in both Offers by properly completing and signing the Letter of Transmittal and tendering their shares of Series B Preferred as described in "The Offers -- Procedures for Tendering" in accordance with the instructions contained herein and in the Letter of Transmittal prior to the SunAmerica Expiration Date (as defined herein). Holders of Series B Preferred who wish to participate in the SunAmerica Offer, but who do not wish to participate in the Partnership Offer, must comply with the instructions outlined in the next preceding sentence and, in addition, must make an election (a "Nonparticipation Election") not to participate in the Partnership Offer and to retain Junior Subordinated Debentures by properly completing and signing the Nonparticipation Election Letter in accordance with the instructions contained herein and in the Nonparticipation Election Letter as described in "The Offers -- Procedures for Tendering" prior to the Partnership Expiration Date (as defined herein). In order to participate in the Offers, holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the SunAmerica Expiration Date. After the SunAmerica Expiration Date, tendering holders of Series B Preferred may not withdraw from the SunAmerica Offer but may withdraw from the Partnership Offer by making a Nonparticipation Election prior to the Partnership Expiration Date.

         For a description of the other terms of the Offers, see "The Offers
- -- Terms of the Offers"; "-- Expiration Dates; Extensions; Amendments; Termination"; "-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration". SunAmerica and the Partnership expressly reserve the right to extend, amend or modify the terms of the Offers, and not accept for exchange any Series B Preferred or Junior Subordinated Debentures, at any time prior to the SunAmerica Expiration Date for any reason, including (without limitation) if holders of fewer than 2,810,000 shares of Series B Preferred are tendered or if, as of the SunAmerica Expiration Date, holders of more than 280,000 shares of Series B Preferred tendered in the SunAmerica Offer have made a Nonparticipation Election (which conditions may be waived by SunAmerica and the Partnership). See "The Offers -- Expiration Dates; Extensions; Amendments; Termination".

         The limited partnership interests represented by the Preferred Securities will have a preference with respect to cash distributions and amounts payable on redemption or liquidation over the general partners' interests in the Partnership. Cash distributions on the Preferred Securities will be cumulative from the first day following the SunAmerica Expiration Date
(the "Accrual Date") at an annual rate of      % of the liquidation preference
of $25 per Preferred Security, and will be payable monthly in arrears on the last day of each month of each year, commencing on the last day of the month in which the Partnership Expiration Date occurs, when, as and if determined to be payable ("declared") by the general partners of the Partnership. Cash distributions in arrears for more than one month will bear interest thereon at
the rate per annum of      % of the stated liquidation preference of $25 per
Preferred Security, compounded monthly. The term "dividends" as used herein includes such cash distributions and any such interest payable unless otherwise stated. In addition, holders of the Preferred Securities will be entitled to cash distributions at the rate of 9 1/4% per annum of the liquidation preference thereof from December 15, 1994 through the SunAmerica Expiration Date in lieu of dividends accumulating after December 15, 1994 on their Series B Preferred accepted for exchange, payable at the time of the first payment of dividends on the Preferred Securities. The payment of dividends (when, as and if declared) and payments on liquidation of the Partnership and the redemption of Preferred Securities, as set forth below, are guaranteed by SunAmerica to the extent described herein (the "Guarantee").
See "Description of the Guarantee". SunAmerica has the right from time to time to defer the payment of interest on the Junior Subordinated Debentures for one or more Extension Periods (as defined herein) at the end of each of which all accrued and unpaid interest is required to be paid in full. If SunAmerica does not make interest payments on the Junior Subordinated Debentures, there is a substantial likelihood that the Partnership will not declare or pay dividends on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared. For a description of redemption rights with respect to the Preferred Securities, the possible dissolution of the Partnership and distribution of Junior Subordinated Debentures held by the Partnership to holders of the Preferred Securities and the liquidation preference on the Preferred Securities, see "Special Considerations Relating to the Offers"; "Description of the Preferred Securities -- Optional Redemption"; "-- Special Event Redemption or Distribution"; "-- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures".

         The Junior Subordinated Debentures will mature on           , 2025
and will bear interest at an annual rate of      % of the principal amount
thereof from the Accrual Date. In addition, holders of the Junior Subordinated Debentures will be entitled to interest at the rate of 9 1/4% per annum of the principal amount thereof from December 15, 1994 through the SunAmerica Expiration Date, in lieu of dividends accumulating after December 15, 1994 on their Series B Preferred accepted for exchange, payable at the time of the first interest payment on the Junior Subordinated Debentures. Interest will be payable monthly in arrears on the last day of each month of each year, commencing on the last day of the month in which the Partnership Expiration Date occurs; provided that, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive months (each, an "Extension Period"). Prior to the termination of any such Extension Period, SunAmerica may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. No interest shall be due and payable during an Extension Period, but at the end of such Extension Period SunAmerica shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded monthly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. During any such Extension Period, SunAmerica may not declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (or cash in lieu of fractional shares) upon the conversion of any of its Series D Mandatory Conversion Premium Dividend Preferred Stock (the "Series D Preferred Stock") in accordance with the terms of such stock. Upon the termination of any Extension Period and the payment of all interest then due, SunAmerica may commence a new Extension Period. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Special Considerations Relating to the Offers"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         SEE "SPECIAL CONSIDERATIONS RELATING TO THE OFFERS" FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

         The Series B Preferred is listed and principally traded on the New York Stock Exchange, Inc. (the "NYSE"). On December 19, 1994, the last full day of trading prior to the first public announcement of the SunAmerica Offer and the Partnership Offer, the closing sales price of the Series B Preferred on the NYSE as reported on the Composite Tape was $25 3/8 per share. Stockholders are urged to obtain current market quotations for the Series B Preferred. To the extent that Series B Preferred is tendered and accepted in the SunAmerica Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. See "Listing and Trading of Preferred Securities, Junior Subordinated Debentures and Series B Preferred".

         Application will be made to list the Preferred Securities on the NYSE. However, unlike the Preferred Securities, SunAmerica does not intend to list the Junior Subordinated Debentures on any exchange. In addition, the Dealer Manager has advised SunAmerica and the Partnership that, although it intends to make a market in the Preferred Securities, it does not intend to make a market in the Junior Subordinated Debentures, and SunAmerica and the Partnership are not aware of any other person who expects to make such a market. It is possible that only a small number of Junior Subordinated Debentures will be held by persons other than the Partnership and therefore, such securities may be highly illiquid. See "Special Considerations Relating to the Offers -- Listing and Trading of Preferred Securities and Junior Subordinated Debentures".

         Neither the board of directors of SunAmerica nor SunAmerica nor the Partnership makes any recommendation to holders as to whether to tender or refrain from tendering in the Offers.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS,
                    AND ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


         THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFERS NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS.

         Merrill Lynch & Co. has been retained as Dealer Manager to solicit exchanges of Series B Preferred for Junior Subordinated Debentures and exchanges of Junior Subordinated Debentures for Preferred Securities. See
"The Offers -- Dealer Manager".         has been retained by SunAmerica to act
as Information Agent to assist in connection with the Offers.

                     The Dealer Manager for the Offers is:
                              Merrill Lynch & Co.

      The date of this Offering Circular/Prospectus is January   , 1995.


                               DIAGRAM OF OFFERS

[GRAPHIC A]

(SEE APPENDIX A FOR DESCRIPTION OF GRAPHIC MATERIAL)


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR/PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUNAMERICA, THE PARTNERSHIP OR THE DEALER MANAGER. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR/PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUNAMERICA OR THE PARTNERSHIP SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFERS ARE NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SERIES B PREFERRED IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFERS OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, SUNAMERICA AND THE PARTNERSHIP MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFERS IN ANY SUCH JURISDICTION AND EXTEND THE OFFERS TO HOLDERS OF SERIES B PREFERRED IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFERS ARE BEING MADE ON BEHALF OF SUNAMERICA AND THE PARTNERSHIP BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


                             AVAILABLE INFORMATION

         SunAmerica is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning SunAmerica can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.

         This Offering Circular/Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by SunAmerica and the Partnership with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Offering Circular/Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to SunAmerica, the Partnership and the securities offered hereby.

         No separate financial statements of the Partnership have been included or incorporated by reference herein. SunAmerica and the Partnership do not consider that such financial statements would be material to holders of Preferred Securities because the Partnership is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than its ownership of debt securities of SunAmerica and its issuance of partnership interests. See "The Partnership", "Description of the Preferred Securities", "Description of the Guarantee" and "Description of the Junior Subordinated Debentures". The Partnership is a limited partnership formed under the laws of the State of Delaware. SunAmerica, as of the date hereof, indirectly beneficially owns all of the Partnership's partnership interests. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the Partnership as soon as available after the end of the Partnership's fiscal year.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         SunAmerica's Annual Report on Form 10-K for the year ended September 30, 1994 has been filed with the Commission and is incorporated herein by reference.

         All documents filed by SunAmerica pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular/Prospectus and prior to the Partnership Expiration Date shall be deemed to be incorporated by reference in this Offering Circular/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Offering Circular/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Offering Circular/Prospectus.

         This Offering Circular/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. SunAmerica will provide without charge to each person, including any beneficial owner of the Series B Preferred, to whom this Offering Circular/Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Shareholder Communications of SunAmerica at 1 SunAmerica Center, Los Angeles, California 90067-6022 (Telephone (310) 772-6000). In order to ensure timely delivery of the documents, any request should be made not later than five business days prior to the SunAmerica Expiration Date.



                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----

Offering Circular/Prospectus Summary..................................... 4
Comparison of Preferred Securities,
  Junior Subordinated Debentures and Series B Preferred..................12
Special Considerations Relating to the Offers............................15
SunAmerica...............................................................18
The Partnership..........................................................19
Ratio of Earnings to Fixed Charges.......................................20
Selected Consolidated Financial Data.....................................21
Capitalization...........................................................23
The Offers...............................................................24
Listing and Trading of Preferred
  Securities, Junior Subordinated Debentures and Series B Preferred......34
Transactions and Arrangements Concerning the Offers......................35
Fees and Expenses; Transfer Taxes........................................35
Description of the Preferred Securities..................................35
Description of the Guarantee.............................................47
Description of the Junior Subordinated Debentures........................50
Relationship Between the Preferred Securities, the Junior Subordinated
  Debentures and the Guarantee...........................................58
Taxation.................................................................59
Legal Matters............................................................64
Experts..................................................................64
ERISA Matters............................................................64


                     OFFERING CIRCULAR/PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in this Offering Circular/Prospectus.

                                  SunAmerica

         SunAmerica is a diversified financial services company with more than $23 billion of assets owned or under management. At September 30, 1994, these assets consisted of $14.66 billion of assets owned by SunAmerica, $2.17 billion of assets managed in mutual funds and private accounts and $6.54 billion under custody in retirement trust accounts. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of individual annuities. Complementing these annuity operations are SunAmerica's asset management operations; its two broker-dealers, which SunAmerica believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, SunAmerica specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. SunAmerica markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. SunAmerica's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of SunAmerica's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

                                The Partnership

         The Partnership is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on December 16, 1994. The general partners in the Partnership are SunAmerica Financial, Inc., a Georgia corporation, and Capitol Life Mortgage Corp., a Delaware corporation (together, the "General Partners"). Each of the General Partners is a wholly-owned direct or indirect subsidiary of SunAmerica. The Partnership's agreement of limited partnership will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part.

         The Partnership is managed by the General Partners and exists for the sole purpose of issuing its partnership interests in exchange for debt securities of SunAmerica and investing the contributions by the General Partners and the proceeds of any sale of additional partnership interests in such debt securities. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement (including the action of the General Partners specifying the terms of the Preferred Securities (the "Action") taken in accordance with the Limited Partnership Agreement) and the Partnership Act. The Limited Partnership Agreement does not permit the incurrence by the Partnership of any indebtedness for borrowed money. The Limited Partnership Agreement provides that the General Partners shall pay for all (and the Partnership shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Partnership, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Partnership may become subject, except for United States withholding taxes. See "Special Considerations Relating to the Offers" and "Description of the Preferred Securities".

                                  The Offers

Purpose of the Offers

         The purpose of the Offers is to refinance the Series B Preferred with the Junior Subordinated Debentures and the Preferred Securities and to achieve certain tax efficiencies while preserving SunAmerica's flexibility with respect to future financings. This refinancing will permit SunAmerica to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible. See "The Offers -- Purpose of the Offers".

Terms of the Offers

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal and the Nonparticipation Election Letter, SunAmerica hereby offers to exchange its Junior Subordinated Debentures for up to 5,500,000 outstanding shares of Series B Preferred. Exchanges will be made on the basis of $25 principal amount of Junior Subordinated Debentures for each share of Series B Preferred validly tendered and accepted for exchange in the SunAmerica Offer. See "The Offers -- Terms of the Offers".

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal and the Nonparticipation Election Letter, the Partnership hereby offers to issue Preferred Securities in exchange for the delivery to the Partnership of any and all Junior Subordinated Debentures that are being issued in exchange for Series B Preferred pursuant to the SunAmerica Offer. The Partnership Offer is not subject to proration. The Partnership Offer will be effected on the basis of one Preferred Security for every $25 principal amount of Junior Subordinated Debentures to be issued to participants by SunAmerica. Accordingly, Holders of Series B Preferred who participate in both Offers will receive one Preferred Security for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange.

Expiration Dates; Withdrawals

         Upon the terms and conditions of the SunAmerica Offer, including the provisions relating to proration described herein, SunAmerica will accept for exchange up to 5,500,000 shares of Series B Preferred, validly tendered and
not withdrawn prior to 5:00 p.m., New York City time, on February   , 1995, or
if the SunAmerica Offer is extended by SunAmerica, in its sole discretion, the latest date and time to which the SunAmerica Offer has been extended (the "SunAmerica Expiration Date"). Tenders of Series B Preferred pursuant to the SunAmerica Offer may be withdrawn at any time prior to the SunAmerica Expiration Date and, unless accepted for exchange by SunAmerica, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Offering Circular/Prospectus. Shares of Series B Preferred not accepted because of proration will be returned to the tendering Holders at SunAmerica's expense as promptly as practicable following the SunAmerica Expiration Date. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law to close. See "The Offers -- Withdrawal of Tenders"; "-- Expiration Dates; Extensions; Amendments; Termination" and "-- Acceptance of Shares and Proration".

         Upon the terms and conditions of the Partnership Offer, the Partnership will issue Preferred Securities to each Holder of Series B Preferred who participates in the SunAmerica Offer unless such Holder has made a Nonparticipation Election prior to 5:00 p.m., New York City time, on the date which is five days after the SunAmerica Expiration Date, or if the Partnership Offer is extended by the Partnership, in its sole discretion, the latest date and time to which the Partnership Offer is extended (the "Partnership Expiration Date"). If the SunAmerica Offer is extended, a corresponding extension of the Partnership Offer will be made by the Partnership. Nonparticipation Elections may be made at any time prior to the Partnership Expiration Date and, unless Preferred Securities have been issued by the Partnership, may be made at any time after 40 Business Days after the date of this Offering Circular/Prospectus. Nonparticipation Elections may be withdrawn at any time prior to the Partnership Expiration Date by delivering a written notice of withdrawal. See "The Offers -- Withdrawal of Tenders".

Extensions; Amendments; Termination

         SunAmerica and the Partnership expressly reserve the right to (i) extend, amend or modify the terms of the Offers in any manner and (ii) withdraw or terminate the Offers and not accept for exchange any Series B Preferred or Junior Subordinated Debentures, at any time prior to the SunAmerica Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B Preferred are tendered or if, as of the SunAmerica Expiration Date, Holders of more than 280,000 shares of Series B Preferred tendered in the SunAmerica Offer have made a Nonparticipation Election (which conditions may be waived by SunAmerica and the Partnership). See "The Offers -- Expiration Dates; Extensions; Amendments; Termination".

Procedures for Tendering

         Each Holder of Series B Preferred wishing to participate in both Offers must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Offering Circular/Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The First National Bank of Chicago, as Exchange Agent, at one of its addresses set forth in "The Offers -- Exchange Agent and Information Agent" prior to the SunAmerica Expiration Date and either (a) certificates for the Series B Preferred must be received by the Exchange Agent at such address or
(b) such Series B Preferred must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the SunAmerica Expiration Date or (ii) comply with the guaranteed delivery procedures described herein. Any Holder of Series B Preferred who wishes to participate in the SunAmerica Offer but who does not wish to participate in the Partnership Offer must comply with the instructions outlined in the next preceding sentence and, in addition, must make a Nonparticipation Election by properly completing and signing the Nonparticipation Election Letter or a facsimile thereof (all references in this Offering Circular/Prospectus to the Nonparticipation Election Letter shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Nonparticipation Election Letter, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth in "The Offers -- Exchange Agent and Information Agent" prior to the Partnership Expiration Date. Any Holder of Series B Preferred who submits a Letter of Transmittal, tenders shares of Series B Preferred as described in "The Offers -- Procedures for Tendering" and does not submit a Nonparticipation Election Letter prior to the Partnership Expiration Date will thereby have directed SunAmerica to deliver Junior Subordinated Debentures to the Partnership instead of delivering such Junior Subordinated Debentures to such Holder, and such Holder will be issued Preferred Securities by the Partnership on the Closing Date (as defined herein).

         In order to participate in the Offers, Holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the SunAmerica Expiration Date. After the SunAmerica Expiration Date, tendering Holders of Series B Preferred may not withdraw from the SunAmerica Offer but may withdraw from the Partnership Offer by making a Nonparticipation Election prior to the Partnership Expiration Date.

LETTERS OF TRANSMITTAL, NONPARTICIPATION ELECTION LETTERS, SERIES B PREFERRED AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO SUNAMERICA, THE PARTNERSHIP, THE DEALER MANAGER OR THE INFORMATION AGENT.

Special Procedure for Beneficial Owners

         Any beneficial owner whose Series B Preferred is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series B Preferred should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Series B Preferred, either make appropriate arrangements to register ownership of the Series B Preferred in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the SunAmerica Expiration Date. See "The Offers
- -- Procedures for Tendering -- Special Procedure for Beneficial Owners".

Guaranteed Delivery Procedures

         If a Holder desires to accept both Offers or only the SunAmerica Offer and time will not permit a Letter of Transmittal or Series B Preferred to reach the Exchange Agent before the SunAmerica Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offers -- Procedures for Tendering -- Guaranteed Delivery".

Acceptance of Shares and Proration

         Upon the terms and subject to the conditions of the SunAmerica Offer, if 5,500,000 or fewer shares of Series B Preferred have been validly tendered and not withdrawn prior to the SunAmerica Expiration Date, SunAmerica will accept for exchange all such shares of Series B Preferred. Upon the terms and subject to the conditions of the SunAmerica Offer, if more than 5,500,000 shares of Series B Preferred (or, if decreased as described herein, such lesser number as SunAmerica may elect to purchase pursuant to the SunAmerica Offer) have been validly tendered and not withdrawn prior to the SunAmerica Expiration Date, SunAmerica will accept for exchange shares of Series B Preferred from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

         If SunAmerica decreases the amount of Series B Preferred sought, and the SunAmerica Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "Terms of the Offers -- Expiration Dates; Extensions; Amendments; Termination", then the SunAmerica Offer will be extended for ten Business Days from and including the date of such notice.

         All shares of Series B Preferred not accepted pursuant to the SunAmerica Offer, including shares not purchased because of proration, will be returned to the tendering Holders at SunAmerica's expense as promptly as practicable following the SunAmerica Expiration Date.

         Upon the terms and subject to the conditions of the Partnership Offer, the Partnership will issue Preferred Securities in exchange for the delivery to the Partnership of any and all Junior Subordinated Debentures that are being issued in exchange for Series B Preferred pursuant to the SunAmerica Offer.

         The Partnership Offer is not subject to proration.

Delivery of Preferred Securities
and/or Junior Subordinated Debentures

         Subject to the terms and conditions of the Offers, the delivery of the Junior Subordinated Debentures to be delivered to the Partnership and to participants in the SunAmerica Offer who have made a Nonparticipation Election prior to the Partnership Expiration Date and of the Preferred Securities to be issued pursuant to the Partnership Offer will occur as promptly as practicable on a single settlement date (the "Closing Date") following the Partnership Expiration Date. See "The Offers -- Terms of the Offers" and "-- Expiration Dates; Extensions; Amendments; Termination".

         If proration of tendered shares of Series B Preferred is required, because of the difficulty in determining the number of shares of Series B Preferred validly tendered (including shares tendered by the guaranteed delivery procedures described in "Terms of the Offers -- Procedures for Tendering"), SunAmerica does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Series B Preferred pursuant to the SunAmerica Offer until approximately seven Business Days after the SunAmerica Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the SunAmerica Expiration Date. Holders of shares of Series B Preferred may obtain such preliminary information from the Dealer Manager or the Information Agent and may also be able to obtain such information from their brokers.

Description of Securities Offered

         The Preferred Securities represent limited partnership interests in the Partnership. The limited partnership interests represented by the Preferred Securities will have a preference to the General Partners' interests in the Partnership with respect to dividends and amounts payable on redemption or liquidation. The Limited Partnership Agreement does not permit the issuance of any SunAmerica Capital Preferred Securities (as defined herein) ranking, as to participation in profits and dividends and in the assets of the Partnership, senior or junior to the Preferred Securities or the incurrence of any indebtedness for borrowed money by the Partnership.

         The dividends payable on each Preferred Security will be fixed at a
rate per annum of     % of the stated liquidation preference of $25 per
Preferred Security.  Dividends in arrears for more than one month will bear
interest thereon at the rate per annum of     % of the stated liquidation
preference of $25 per Preferred Security, compounded monthly. Dividends on the Preferred Securities will be cumulative, will accrue from the Accrual Date and will be payable monthly in arrears, on the last day of each month of each year, commencing on the last day of the month in which the Partnership Expiration Date occurs, when, as and if declared by the General Partners, except as otherwise described herein. In addition, holders of Preferred Securities will be entitled to cash distributions at the rate of 9 1/4% per annum of the liquidation preference thereof from December 15, 1994 through the SunAmerica Expiration Date in lieu of dividends accumulating after December 15, 1994 on their Series B Preferred accepted for exchange, payable at the time of the first payment of dividends on the Preferred Securities.

         SunAmerica has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Junior
Subordinated Debentures for a period not exceeding 60 consecutive months and, as a consequence, monthly dividends on the Preferred Securities would likely not be paid (but would continue to accrue with interest thereon at the rate of
      % per annum, compounded monthly) by the Partnership during any such Extension Period. If SunAmerica exercises this right, SunAmerica may not declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that SunAmerica will be permitted to pay accrued dividends (or cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Special Considerations Relating to the Offers"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         The Partnership will hold (i) the Junior Subordinated Debentures that are being issued in exchange for Series B Preferred to those participants in the SunAmerica Offer who do not make a Nonparticipation Election with respect to the Partnership Offer prior to the Partnership Expiration Date and (ii) Junior Subordinated Debentures purchased with the proceeds of the General Partners' capital contributions (the "General Partners' Payments"). Under the Limited Partnership Agreement, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures held by the Partnership, the Partnership is obligated, to the extent funds are legally available therefor, to declare dividends on the Preferred Securities. The payment of dividends (if and to the extent declared) and payments on liquidation of the Partnership and the redemption of Preferred Securities, as set forth below, are guaranteed by SunAmerica as and to the extent set forth under "Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.

         The Preferred Securities are redeemable, at the option of the Partnership, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at $25 per Preferred Security plus accrued and unpaid dividends thereon to the date of redemption (the "Redemption Price"), payable in cash. The Preferred Securities have no maturity date, although they are, subject to certain exceptions, mandatorily redeemable upon the maturity or earlier redemption or repurchase of the Junior Subordinated Debentures held by the Partnership. See "Description of the Preferred Securities -- Mandatory Redemption".

         In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation or other specified circumstances, the Preferred Securities are redeemable in whole at the Redemption Price at the option of the General Partners, or the General Partners may dissolve the Partnership and cause to be distributed to the holders of the Preferred Securities, on a pro rata basis, the Junior Subordinated Debentures then held by the Partnership in lieu of any cash distribution. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".

         The Junior Subordinated Debentures will be issued pursuant to an
indenture, to be dated as of            , 1995 (as supplemented by the First
Supplemental Indenture (the "First Supplemental Indenture") to be dated as of
           , 1995, the "Indenture") between SunAmerica and First National Bank of Chicago, as trustee. See "Description of the Junior Subordinated
Debentures".  The Junior Subordinated Debentures will mature on            ,
2025 and will bear interest at an annual rate of       % from the Accrual
Date. Interest will be payable monthly in arrears on the last day of each month of each year, commencing on the last day of the month in which the Partnership Expiration Date occurs; provided that, as described above, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive months. SunAmerica has no current intention of exercising its right to extend an interest payment period. However, should SunAmerica determine to exercise such right in the future, the market price of the Preferred Securities and any Junior Subordinated Debentures held by former Holders of Series B Preferred is likely to be affected. See "Special Considerations Relating to the Offers" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

         Dividends accumulated after December 15, 1994 will not be paid on Series B Preferred accepted for exchange in the SunAmerica Offer. In lieu thereof, holders of the Junior Subordinated Debentures will be entitled to interest at the rate of 9 1/4% per annum of the principal amount thereof from December 15, 1994 through the SunAmerica Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures. No extension of interest will be permitted with respect to interest accruing from December 15, 1994 through the SunAmerica Expiration Date.

         SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, payable in cash.

Certain United States Federal Income Tax Considerations

         The exchange of Series B Preferred for Junior Subordinated Debentures pursuant to the SunAmerica Offer will be a taxable transaction. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the SunAmerica Expiration Date of the Junior Subordinated Debentures received in the exchange and the exchanging Holder's tax basis in the shares of Series B Preferred surrendered. For this purpose, because the Series B Preferred is traded on the NYSE, the fair market value of the Junior Subordinated Debentures issued in exchange for Series B Preferred on the SunAmerica Expiration Date is expected to be equal to the trading price of the Series B Preferred on that date. The issuance of Preferred Securities to former Holders of Series B Preferred pursuant to the Partnership Offer will not be a taxable event. See "Taxation -- Exchange of Series B Preferred and Issuance of Preferred Securities".

         The Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Holders of Junior Subordinated Debentures will be required to include interest as it accrues in gross income in advance of the receipt of cash. See "Taxation -- Original Issue Discount on the Junior Subordinated Debentures" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures".

         Holders of Preferred Securities will be required to include in gross income their distributive share of the Partnership's income from the Junior Subordinated Debentures, which will generally be equal to the amount of stated interest on the Junior Subordinated Debentures. Should an Extension Period occur with respect to the Junior Subordinated Debentures, holders of Preferred Securities will be required to include interest accruing on the Junior Subordinated Debentures in gross income for United States federal income tax purposes in advance of the receipt of cash. See "Taxation -- Income from the Preferred Securities".

         No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

Untendered Shares

         Holders of Series B Preferred who do not tender their Series B Preferred in the SunAmerica Offer or whose Series B Preferred is not accepted for exchange will continue to hold such Series B Preferred and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. Holders of Series B Preferred who participate in the SunAmerica Offer but who do not participate in the Partnership Offer will be issued Junior Subordinated Debentures and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. See "Listing and Trading of Preferred Securities, Junior Subordinated Debentures and Series B Preferred".

Exchange Agent and Information Agent

         The First National Bank of Chicago has been appointed as Exchange Agent in connection with the Offers. Questions and requests for assistance, requests for additional copies of this Offering Circular/Prospectus or of the Letter of Transmittal and Nonparticipation Election Letter and requests for
Notices of Guaranteed Delivery should be directed to          , which has been
retained by SunAmerica to act as Information Agent for the Offers. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offers -- Exchange Agent and Information Agent" and on the outside back cover of this Offering Circular/Prospectus.

Dealer Manager

         Merrill Lynch & Co. has been retained as Dealer Manager in connection with the Offers. Questions with respect to the Offers may be directed to
        at             .

                      COMPARISON OF PREFERRED SECURITIES,
             JUNIOR SUBORDINATED DEBENTURES AND SERIES B PREFERRED

         The following is a brief summary of certain terms of the Preferred Securities, the Junior Subordinated Debentures and the Series B Preferred. For a more complete description of the Preferred Securities and the Junior Subordinated Debentures, see "Description of the Preferred Securities" and "Description of the Junior Subordinated Debentures".

                                                          Junior Subordinated
                         Preferred Securities             Debentures                          Series B Preferred
                         ------------------------------   ----------------------              --------------------------
Issuer                   The Partnership.  Payment of     SunAmerica                          SunAmerica
                         distributions and on
                         liquidation or redemption is
                         guaranteed to the extent
                         described herein by
                         SunAmerica.

Dividend/Interest Rate      % per annum dividend             % per annum interest             9 1/4% per annum dividend
                         payable monthly, from and        payable monthly from and            payable on the 15th day of
                         including the Accrual Date,      including the Accrual               March, June, September and
                         out of funds legally available   Date, subject to                    December of each year, out
                         therefor, when, as and if        SunAmerica's right to               of funds legally available
                         declared by the General          extend the interest                 therefor, when, as and if
                         Partners.  During any            payment period from time            declared by SunAmerica's
                         Extension Period on the Junior   to time for an Extension            Board of Directors.
                         Subordinated Debentures,         Period not exceeding 60             Dividends are cumulative.
                         dividend payments on the         consecutive months.                 Accumulated unpaid
                         Preferred Securities would       During any Extension                dividends do not bear
                         likely not be made but would     Period, interest would              interest.
                         continue to accrue, and, in      continue to accrue,
                         the case of dividends in         compounded monthly.
                         arrears for more than one
                         month, would bear interest at
                         the rate of    % per annum,
                         compounded monthly.

Optional Redemption      Redeemable at the option of      Redeemable at the option            Redeemable at the option
                         the Partnership on and after     of SunAmerica on and                of SunAmerica on and after
                         June 15, 1997, in whole or in    after June 15, 1997, in             June 15, 1997, in whole or
                         part, at a redemption price      whole or in part, at a              in part, at a redemption
                         equal to 100% of the             redemption price equal              price equal to 100% of the
                         liquidation preference of the    to 100% of the principal            liquidation preference of
                         Preferred Securities to be       amount of Junior                    the shares to be redeemed,
                         redeemed, plus accrued and       Subordinated Debentures             plus accrued and unpaid
                         unpaid dividends, if any, to     to be redeemed, plus                dividends, if any, to the
                         the redemption date.             accrued and unpaid                  redemption date.
                                                          interest, if any, to the
                                                          redemption date.

Maturity/Mandatory       The Preferred Securities have    The Junior Subordinated             None.
Redemption               no stated maturity but must be   Debentures mature on
                         redeemed no later than       ,          , 2025 and are
                         2044.  However, redemption may   not subject to mandatory
                         be required prior to such        redemption prior to that
                         date.  See "Description of the   date.
                         Preferred Securities --
                         Mandatory Redemption".

Subordination            Subordinated to claims of        Subordinated to all                 Subordinated to claims of
                         creditors of the Partnership,    existing and future                 creditors of SunAmerica,
                         if any.  The Partnership is      Senior Indebtedness (as             including holders of
                         not permitted to incur any       defined herein) of                  SunAmerica's outstanding
                         indebtedness for borrowed        SunAmerica, and effectively         debt securities and the
                         money.  The Limited              subordinated to all obligations     Junior Subordinated
                         Partnership Agreement provides   of SunAmerica's subsidiaries, but   Debentures, and effectively
                         that the General Partners        senior to preferred stock of        subordinated to all obligations
                         shall pay for all (and the       SunAmerica, including               of SunAmerica's subsidiaries,
                         Partnership shall not be         the Series B Preferred,             but senior to the common
                         obligated to pay, directly or    and to the common stock             stock of SunAmerica.
                         indirectly, for any) costs and   of SunAmerica.  On
                         expenses of the Partnership,     September 30, 1994,
                         including any income taxes,      approximately
                         duties and other governmental    $738,189,000 of such
                         charges, and all costs and       Senior Indebtedness and
                         expenses with respect thereto,   approximately
                         to which the Partnership may     $8,171,532,000 of
                         become subject, except for       additional indebtedness
                         United States withholding        and other liabilities of
                         taxes.  SunAmerica's             SunAmerica's
                         obligations under the            subsidiaries (excluding
                         Guarantee will rank              variable annuity
                         subordinate and junior to all    liabilities, with
                         other liabilities of             respect to which assets
                         SunAmerica, including the        are segregated in
                         Junior Subordinated              separate accounts) not
                         Debentures, except those made    included in Senior
                         pari passu or subordinate by     Indebtedness were
                         their terms, and effectively     outstanding.
                         subordinated to all
                         obligations of SunAmerica's
                         subsidiaries, and senior to
                         all capital stock now or
                         hereafter issued by SunAmerica
                         and to any guarantee now or
                         hereafter entered into by
                         SunAmerica in respect of any
                         of its capital stock.

Listing                  Application will be made to      None, except that if                The Series B Preferred is
                         list the Preferred Securities    those held by the                   listed on the NYSE.
                         on the NYSE.                     Partnership are
                                                          distributed by the
                                                          Partnership in a
                                                          liquidation, SunAmerica
                                                          will use its best
                                                          efforts to list the
                                                          Junior Subordinated
                                                          Debentures on the NYSE
                                                          or on such other
                                                          exchange on which the
                                                          Preferred Securities are
                                                          then listed.

Dividends Received       Dividends are not eligible for   Interest is not eligible            Dividends are eligible for
  Deduction              the dividends received           for the dividends                   the dividends received
                         deduction for corporate          received deduction for              deduction for corporate
                         holders.                         corporate holders.                  holders.

Voting Rights/           Holders of Preferred             Subject to SunAmerica's             If dividends shall be in
Enforcement              Securities have no voting        right to extend payment             arrears in an aggregate
                         rights unless either (i)         as described under                  amount equivalent to six
                         dividends on the Preferred       "Dividend/Interest                  quarterly dividend
                         Securities shall be in arrears   Rate", holders have the             payments, the Holders have
                         for 18 consecutive monthly       right to receive                    the right (together with
                         dividend periods; (ii) an        interest and principal              other classes of preferred
                         Event of Default (as defined     payments as and when                stock ranking on a parity
                         herein) occurs and is            due, but do not have any            with the Series B
                         continuing on the Junior         voting rights.                      Preferred either as to
                         Subordinated Debentures; or                                          dividends or on the
                         (iii) SunAmerica is in default                                       distribution of assets
                         on any of its payment                                                upon liquidation) to elect
                         obligations under the                                                two directors.
                         Guarantee, in which case
                         holders have the right to
                         appoint a Special
                         Representative authorized to
                         enforce the Partnership's
                         creditor rights under the
                         Junior Subordinated
                         Debentures, the holders'
                         rights under the Guarantee and
                         the rights of the holders to
                         receive dividends (if and to
                         the extent declared).  If the
                         Partnership's failure to pay
                         dividends is a consequence of
                         SunAmerica's exercise of its
                         right to extend the interest
                         payment period for the Junior
                         Subordinated Debentures as
                         described under "Dividend/
                         Interest Rate", the Special
                         Representative will have no
                         right to enforce the payment
                         of dividends until an Event of
                         Default shall have occurred.

                 SPECIAL CONSIDERATIONS RELATING TO THE OFFERS

         Prospective exchanging Holders of Series B Preferred who plan to participate in both Offers or only in the SunAmerica Offer should carefully consider, in addition to the other information set forth elsewhere in this Offering Circular/Prospectus, the following:

Tax Consequences of the Offers

         The exchange of Series B Preferred for Junior Subordinated Debentures pursuant to the SunAmerica Offer will be a taxable event, whether or not the exchanging Holder participates in the Partnership Offer. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the SunAmerica Expiration Date of the Junior Subordinated Debentures received in the exchange and the exchanging Holder's tax basis in the Series B Preferred exchanged therefor. The issuance of Preferred Securities pursuant to the Partnership Offer will not be a taxable event. See "Taxation -- Exchange of Series B Preferred and Issuance of Preferred Securities". All Holders of Series B Preferred are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Series B Preferred and the issuance of Preferred Securities.

Subordination of Guarantee and Junior Subordinated Debentures;
Dependence on SunAmerica and the General Partners

         SunAmerica's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of SunAmerica except those made pari passu (that is, equal in priority) or subordinate by their terms to the Guarantee. The obligations of SunAmerica under the Junior Subordinated Debentures described under "Description of the Junior Subordinated Debentures" are unsecured obligations of SunAmerica and will be subordinate and junior in right of payment to Senior Indebtedness of SunAmerica but senior to its capital stock. At September 30, 1994, Senior Indebtedness of SunAmerica (on an unconsolidated basis) aggregated approximately $738,189,000. Because SunAmerica is a holding company, the Junior Subordinated Debentures (and SunAmerica's obligations under the Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. At September 30, 1994, SunAmerica's subsidiaries had outstanding approximately $8,171,532,000 of indebtedness and other liabilities (excluding variable annuity liabilities, with respect to which assets are segregated in separate accounts). There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit SunAmerica's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination".

         The Partnership's ability to pay dividends on the Preferred Securities is solely dependent upon SunAmerica making interest payments on the Junior Subordinated Debentures held by the Partnership as and when required. If SunAmerica were for any reason to be unable to make payments on the Junior Subordinated Debentures held by the Partnership as and when required, there is a substantial likelihood that SunAmerica, in its capacity as Guarantor, would be unable to make payments on the Guarantee as and when required.
SunAmerica's obligations under the Guarantee are unsecured and, on a liquidation or winding up of SunAmerica, its obligations under the Guarantee will rank junior to all of its other liabilities (including the Junior Subordinated Debentures), except those made pari passu by their terms.

         The Limited Partnership Agreement provides that the General Partners shall pay for all (and the Partnership shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Partnership, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Partnership may become subject, except for United States withholding taxes. No assurance can be given that the General Partners will have sufficient resources to enable them to pay such costs and expenses on behalf of the Partnership.

Option to Extend Interest Payment Period; Tax Impact of Extension

         SunAmerica has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 60 consecutive months, during which no interest shall be due and payable. Monthly dividends on the Preferred Securities would likely not be paid (but would continue to accrue with interest thereon at the
rate of     % per annum, compounded monthly) by the Partnership during any such Extension Period. If SunAmerica exercises the right to extend an interest payment period, SunAmerica may not during such Extension Period declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (or cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock. SunAmerica has outstanding 5,002,500 $2.78 Depositary Shares (the "Series D Depositary Shares"), each representing one-fiftieth of a share of Series D Preferred Stock. Dividends accrue on each Series D Depositary Share at the rate of $2.78 per year. On March 1, 1996, unless previously redeemed, each of the outstanding Series D Depositary Shares will convert into one share of SunAmerica's common stock and the right to receive an amount in cash equal to all accrued and unpaid dividends.

         Prior to the termination of any Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Dividends" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

         Because SunAmerica has the right to extend the interest payment period up to 60 months on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Junior Subordinated Debentures will be required to include interest accruing on the Junior Subordinated Debentures in gross income for United States federal income tax purposes in advance of the receipt of cash. See "Taxation -- Potential Extension of Payment Period on the Junior Subordinated Debentures".

         Should an Extension Period occur, holders of Preferred Securities will be required to include interest accruing on the Junior Subordinated Debentures in gross income for United States federal income tax purposes in advance of the receipt of cash. See "Taxation -- Income from the Preferred Securities".

Listing and Trading of Preferred Securities and Junior Subordinated Debentures

         The Preferred Securities constitute a new issue of securities with no established trading market. While the Partnership intends to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to SunAmerica and the Partnership that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

         The Junior Subordinated Debentures also constitute a new issue of securities with no established trading market. SunAmerica does not intend to list the Junior Subordinated Debentures on any exchange and, accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Junior Subordinated Debentures. In addition, the Dealer Manager has advised SunAmerica and the Partnership that, although it intends to make a market in the Preferred Securities, it does not intend to make a market in the Junior Subordinated Debentures, and SunAmerica and the Partnership are not aware of any other person who expects to make such a market. It is possible that only a small number of Junior Subordinated Debentures will be held by persons other than the Partnership and therefore, such securities may be highly illiquid. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Partnership, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

         To the extent that Series B Preferred is tendered and accepted in the SunAmerica Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected.

Special Event Redemption or Distribution

         Subject to the following sentence, upon the occurrence and during the continuation of a Special Event (as defined herein), which may occur at any time, the General Partners shall elect either to (i) redeem the Preferred Securities in whole at the Redemption Price or (ii) dissolve the Partnership and, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution", cause Junior Subordinated Debentures held by the Partnership having an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the dividend rate of, and accrued and unpaid interest equal to accrued and unpaid dividends (whether or not declared) on, the Preferred Securities to be distributed to the holders of the Preferred Securities in liquidation of the Partnership. In the case of a Special Event that is a Tax Event (as defined herein), however, the General Partners may, as an alternative to electing to redeem the Preferred Securities or dissolving the Partnership, elect to cause the Preferred Securities to remain outstanding. There can be no assurance as to the market prices for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Partnership were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures which the investor may receive may trade at a discount to the price of the Series B Preferred exchanged. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General".

         Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon a Special Event would not be a taxable event to holders of the Preferred Securities. Under a change in law giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities".

Potential Market Volatility During Extension Period

         As described above, SunAmerica has the right to extend an interest payment period from time to time for a period not exceeding 60 consecutive months. If SunAmerica determines to extend an interest payment period, or if SunAmerica thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market prices of the Preferred Securities and the Junior Subordinated Debentures held by any former Holders of Series B Preferred are likely to be affected. In addition, as a result of such rights, the market price of the Junior Subordinated Debentures may be more volatile than other debt instruments with original issue discount that do not have such rights. A holder that disposes of its Preferred Securities or Junior Subordinated Debentures during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities or Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

                                  SUNAMERICA

         SunAmerica is a diversified financial services company with more than $23 billion of assets owned or under management. At September 30, 1994, these assets consisted of $14.66 billion of assets owned by SunAmerica, $2.17 billion of assets managed in mutual funds and private accounts and $6.54 billion under custody in retirement trust accounts. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of individual annuities. Complementing these annuity operations are SunAmerica's asset management operations; its two broker-dealers, which SunAmerica believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, SunAmerica specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. SunAmerica markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. SunAmerica's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of SunAmerica's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

         The principal executive offices of SunAmerica are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.


                                THE PARTNERSHIP

         The Partnership is a limited partnership that was formed under the Partnership Act on December 16, 1994. The initial partners in the Partnership are SunAmerica Financial, Inc. and Capitol Life Mortgage Corp., as General Partners, and SunAmerica, as initial limited partner. Upon the issuance of Preferred Securities, which securities represent limited partnership interests in the Partnership, SunAmerica will withdraw as a limited partner of the Partnership. Each of the General Partners is a wholly-owned direct or indirect subsidiary of SunAmerica. The General Partners and SunAmerica entered into an agreement of limited partnership on December 16, 1994. Such agreement of limited partnership will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part.

         The Partnership is managed by the General Partners and exists for the sole purpose of issuing its partnership interests in exchange for debt securities of SunAmerica and investing the contributions by the General Partners and the proceeds of any sale of additional partnership interests in such debt securities. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement (including the Action of the General Partners taken in accordance with the Limited Partnership Agreement) and the Partnership Act. The Limited Partnership Agreement does not permit the incurrence by the Partnership of any indebtedness for borrowed money. The Limited Partnership Agreement provides that the General Partners shall pay for all (and the Partnership shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Partnership, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Partnership may become subject, except for United States withholding taxes. See "Special Considerations Relating to the Offers" and "Description of the Preferred Securities".

         The business address of the Partnership is c/o SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.

                      RATIOS OF EARNINGS TO FIXED CHARGES


                                                                                     Years ended September 30,
                                                               __________________________________________________________________
                                                               1990            1991           1992           1993            1994
                                                               ----            ----           ----           ----            ----

Ratio of earnings to fixed
 charges (excluding interest on fixed annuities,
 guaranteed investment contracts and trust
 deposits) (1)                                                 2.4             2.7            4.0            6.1             5.8
                                                               ====            ====           ====           ====            ====
Ratio of earnings to fixed
 charges (including interest on fixed annuities,
 guaranteed investment contracts and trust
 deposits) (2)                                                 1.1             1.1            1.2            1.4             1.5
                                                               ====            ====           ====           ====            ====
Ratio of earnings to combined fixed charges and
 preferred stock dividends (excluding interest on
 fixed annuities, guaranteed investment contracts
 and trust deposits) (3)                                       2.0             2.3            2.7            2.8             2.8
                                                               ====            ====           ====           ====            ====
Ratio of earnings to combined fixed charges and
 preferred stock dividends (including interest on
 fixed annuities, guaranteed investment contracts
 and trust deposits) (4)                                       1.1             1.1            1.2            1.3             1.4
                                                               ====            ====           ====           ====            ====
_______________

(1) In computing the ratio of earnings to fixed charges (excluding interest on fixed annuities, guaranteed investment contracts and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness. Earnings are computed by adding interest incurred on senior and subordinated indebtedness to pretax income.

(2) In computing the ratio of earnings to fixed charges (including interest on fixed annuities, guaranteed investment contracts and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits to pretax income.

(3) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest on fixed annuities, guaranteed investment contracts and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness and dividends on preferred stock on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness to pretax income.

(4) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest on fixed annuities, guaranteed investment contracts and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends on preferred stock on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits to pretax income.

                     SELECTED CONSOLIDATED FINANCIAL DATA

         Reference is made to SunAmerica's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, which is incorporated by reference in this Offering Circular/Prospectus and which contains SunAmerica's audited consolidated financial statements, including the consolidated income statement for SunAmerica's three fiscal years in the period ended September 30, 1994, consolidated balance sheets as of September 30, 1993 and 1994, and the related notes.

                                                                      Years ended September 30,
                                   ____________________________________________________________________________________________
                                        1990               1991                1992                1993                1994
                                   -------------     ----------------    ----------------     --------------    ---------------
                                                    (In thousands, except as per common share amounts and ratios)

Results of operations
Net investment income ..              $ 132,947           $ 162,412           $ 219,384           $ 263,791           $ 294,454
Net realized investment
 losses ......................          (29,319)            (46,060)            (56,364)            (21,287)            (21,124)
Fee income ...................           72,327              92,689             112,831             134,305             150,736
General and administrative
 expenses.....................         (112,860)           (120,475)           (133,058)           (135,790)           (132,743)
Provision for future
 guaranty fund assessments .                ---                 ---                 ---             (22,000)                ---
Amortization of deferred
 acquisition costs ...........          (27,872)            (40,088)            (48,375)            (51,860)            (66,925)
Other income and expenses,
 net .........................           25,644              24,903              16,673              16,852              15,603
                                  -----------------    ----------------    ----------------    ----------------    ------------
Pretax income ................           60,867              73,381             111,091             184,011             240,001
Income tax expense ...........          (22,100)            (25,900)            (34,300)            (57,000)            (74,700)
                                  -----------------    ----------------    ----------------    ----------------    ------------
Income before cumulative
 effect of change in
 accounting for income
 taxes  ......................           38,767              47,481              76,791             127,011             165,301
Cumulative effect of change
 in accounting for income
 taxes  ......................           ---                  ---                 ---                 ---               (33,500)
                                  -----------------    ----------------    ----------------    ----------------    ------------
Net income ...................        $  38,767           $  47,481           $  76,791           $ 127,011           $ 131,801
                                  =================    ================    ================    ================    ============

Earnings per share:
 Income before
  cumulative effect of
  change in accounting for
  income taxes................       $     1.02          $     1.32          $     1.80          $     2.75           $    3.58
 Cumulative effect of
  change in accounting
  for income taxes.......... .          ---                 ---                 ---                  ---                   (.81)
                                  -----------------    ----------------    ----------------    ----------------    ------------
 Net income ..................       $     1.02          $     1.32          $     1.80          $     2.75           $    2.77
                                  =================    ================    ================    ================    ============

Cash dividends per share
 paid to common
 shareholders:
  Nontransferable Class B
   Stock .....................        $   0.180           $   0.180          $    0.180          $    0.252           $   0.360
                                  =================    ================    ================    ================    ============
  Common Stock  ..............        $   0.200           $   0.200          $    0.200          $    0.280           $   0.400
                                  =================    ================    ================    ================    ============

SELECTED CONSOLIDATED FINANCIAL DATA (continued)

                                                                        At September 30,
                                   --------------------------------------------------------------------------------------------
                                         1990               1991                1992               1993               1994
                                   ---------------    ---------------    ----------------    ---------------    ---------------
                                                                           (In thousands)
Financial Position
Investments....................        $ 7,275,401        $ 7,596,275         $ 9,428,266        $10,364,952        $ 9,280,390
Variable annuity assets........          2,145,196          2,746,685           3,293,343          4,194,970          4,513,093
Deferred acquisition costs.....            356,088            392,278             436,209            475,917            581,874
Other assets ..................            301,906            279,007             245,833            231,582            280,868
                                   ---------------    ---------------    ----------------    ---------------    ---------------
Total assets ..................        $10,078,591        $11,014,245         $13,403,651        $15,267,421        $14,656,225
                                   ===============    ===============    ================    ===============    ===============
Reserves for fixed annuity
 contracts ....................        $ 5,523,320        $ 5,359,757         $ 5,143,339        $ 4,934,871        $ 4,519,623
Reserves for guaranteed
 investment contracts .........          1,294,338          1,598,963           2,023,048          2,216,104          2,783,522
Trust deposits ................                ---                ---             367,458            378,986            442,320
Variable annuity
 liabilities...................          2,145,196          2,746,685           3,293,343          4,194,970          4,513,093
Other payables and
 accrued liabilities...........            159,416            344,789           1,372,010          1,828,153            860,763
Long-term notes and
 debentures  ..................                ---                ---             225,000            380,560            472,835
Collateralized mortgage
 obligations and reverse
 repurchase agreements.........            368,907            299,343             182,784            112,032             28,662

Other senior indebtedness......             43,503             38,035              25,919             15,119                ---
Subordinated notes.............            119,485            117,985                 ---                ---                ---
Deferred income taxes..........             40,353             58,779              40,682             96,599             74,319
Shareholders' equity...........            384,073            449,909             730,068          1,110,027            961,088
                                   ---------------    ---------------    ----------------    ---------------    ---------------
Total liabilities and
 shareholders' equity..........        $10,078,591        $11,014,245         $13,403,651        $15,267,421        $14,656,225
                                   ===============    ===============    ================    ===============    ===============
Book value per common
share..........................      $        9.98      $       12.24       $       14.54      $       22.64      $       18.90
                                   ===============    ===============    ================    ===============    ===============

                                CAPITALIZATION

         The following table sets forth the consolidated capitalization of SunAmerica and its subsidiaries at September 30, 1994 and as adjusted to give effect to the issuance of Junior Subordinated Debentures and Preferred Securities in exchange for the Series B Preferred. Interest rates are as of September 30, 1994. The "As Adjusted" capitalization described in the table below assumes that Holders of 5,500,000 shares of Series B Preferred elect to participate in both Offers. To the extent that any participant in the SunAmerica Offer makes a Nonparticipation Election, minority interests in consolidated subsidiary would be reduced and an equal amount of Junior Subordinated Debentures would be reflected in the consolidated capitalization of SunAmerica.

                                                                               September 30, 1994
                                                                         -------------------------------
                                                                            Actual         As Adjusted
                                                                         -------------    --------------
                                                                                 (In thousands)

Indebtedness:

Long-term notes and debentures:
   Medium-term notes due 1998 through 2005
     (5-3/8% to 6-3/4%)..............................................      $  147,835        $  147,835
   8-1/8% debentures due
     April 28, 2023..................................................         100,000           100,000
   9.95% debentures due
     February 1, 2012................................................         100,000           100,000
   9% notes due January 15, 1999.....................................         125,000           125,000
                                                                         -------------    --------------
   Total long-term notes and
     debentures......................................................         472,835           472,835
Collateralized mortgage obligations redeemable in 1995
   (5-5/8%)..........................................................          28,662            28,662
                                                                         -------------    --------------
Total indebtedness...................................................         501,497           501,497
                                                                         -------------    --------------
Minority interests in consolidated
    subsidiary (Preferred Securities of
    the Partnership).................................................           ---             137,500
                                                                         -------------    --------------
Shareholders' equity:
   Preferred Stock...................................................         374,273           236,773
   Nontransferable Class B Stock.....................................           6,826             6,826
   Common Stock......................................................          28,977            28,977
   Additional paid-in capital........................................         188,667           188,667
   Retained earnings.................................................         512,571           512,571
   Net unrealized losses on debt and
     equity securities available for sale............................        (150,226)         (150,226)
                                                                         -------------    --------------
   Total shareholders' equity .......................................         961,088           823,588
                                                                         -------------    --------------
Total capitalization.................................................      $1,462,585        $1,462,585
                                                                         =============    ==============

                                  THE OFFERS

Purpose of the Offers

         The purpose of the Offers is to refinance the Series B Preferred with the Junior Subordinated Debentures and the Preferred Securities and to achieve certain tax efficiencies while preserving SunAmerica's flexibility with respect to future financings. This refinancing will permit SunAmerica to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible.

         Following the Offers, and depending on the number of shares of Series B Preferred tendered, SunAmerica may take additional actions to reduce further or eliminate the remaining Series B Preferred, including by making purchases of Series B Preferred in the open market, by making subsequent tender or exchange offers or by undertaking a recapitalization transaction. Such transactions could be undertaken on terms which are more favorable or less favorable than the exchange ratios in the Offers. SunAmerica has made no decision to take any such actions, and there is no assurance that SunAmerica will take any such actions.

General

         Participation in the Offers is voluntary and Holders of Series B Preferred should carefully consider whether to accept. Neither the board of directors of SunAmerica nor SunAmerica nor the Partnership makes any recommendation to Holders as to whether to tender or refrain from tendering in the Offers. Holders of Series B Preferred are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.

         Unless the context requires otherwise, the term "Holder" with respect to the Offers means (i) any person in whose name any shares of Series B Preferred are registered on the books of SunAmerica or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose shares of Series B Preferred are held of record by The Depository Trust Company ("DTC") who desires to deliver such Series B Preferred by book-entry transfer at DTC.

Terms of the Offers

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal and the Nonparticipation Election Letter, SunAmerica will exchange its Junior Subordinated Debentures for up to 5,500,000 outstanding shares of Series B Preferred. The Series B Preferred has a liquidation preference of $25 per share. The SunAmerica Offer will be effected on a basis of $25 principal amount of Junior Subordinated Debentures for each share of Series B Preferred validly tendered and accepted for exchange, but a Holder of Series B Preferred will retain Junior Subordinated Debentures only if such Holder has made a Nonparticipation Election prior to the Partnership Expiration Date. See " -- Procedures for Tendering". Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal and the Nonparticipation Election Letter, SunAmerica will accept up to 5,500,000 shares of Series B Preferred validly tendered and not withdrawn prior to the SunAmerica Expiration Date and, unless the SunAmerica Offer has been withdrawn or terminated, will deliver Junior Subordinated Debentures in exchange therefor on the Closing Date to the Partnership and to tendering Holders of Series B Preferred who have made a Nonparticipation Election prior to the Partnership Expiration Date. SunAmerica will not accept Series B Preferred for exchange prior to the SunAmerica Expiration Date. SunAmerica expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series B Preferred tendered under the SunAmerica Offer and the delivery of the Junior Subordinated Debentures with respect to the Series B Preferred accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that SunAmerica consummate the SunAmerica Offer or return the Series B Preferred deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the SunAmerica Offer), or to withdraw or terminate the SunAmerica Offer at any time prior to the SunAmerica Expiration Date for any reason.

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal and the Nonparticipation Election Letter, the Partnership will issue Preferred Securities in exchange for the delivery to the Partnership of any and all Junior Subordinated Debentures that are being issued in exchange for Series B Preferred pursuant to the SunAmerica Offer. Each Preferred Security has a liquidation preference of $25 per share. The Partnership Offer will be effected on a basis of one Preferred Security for every $25 principal amount of Junior Subordinated Debentures to be issued to participants by SunAmerica in connection with the SunAmerica Offer. Accordingly, Holders of Series B Preferred who participate in both Offers will receive one Preferred Security for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange. Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Partnership will deliver Preferred Securities to be issued pursuant to the Partnership Offer with respect to Series B Preferred validly tendered and not withdrawn (and as to which no Nonparticipation Election has been made) on the Closing Date unless the Partnership Offer has been withdrawn or terminated. The Partnership expressly reserves the right, in its sole discretion, to delay the delivery of the Preferred Securities in exchange for the delivery to the Partnership of Junior Subordinated Debentures to be issued in exchange for the Series B Preferred (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Partnership consummate the Partnership Offer or return the Junior Subordinated Debentures to be delivered by or on behalf of the participants in the SunAmerica Offer (who do not make a Nonparticipation Election) promptly after the termination or withdrawal of the Partnership Offer), or to withdraw or terminate the Partnership Offer and not issue any Preferred Securities at any time prior to the SunAmerica Expiration Date for any reason.

         In all cases, except to the extent waived by SunAmerica and the Partnership, delivery of Junior Subordinated Debentures and Preferred Securities issued with respect to the Series B Preferred accepted for exchange pursuant to the Offers will be made only after timely receipt by the Exchange Agent of Series B Preferred (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and Nonparticipation Election Letter, if applicable, and any other documents required thereby.

         As of December 19, 1994, there were 5,620,000 shares of Series B Preferred outstanding. This Offering Circular/Prospectus, together with the Letter of Transmittal and the Nonparticipation Election Letter, is being sent
to all registered Holders as of               .

         SunAmerica shall be deemed to have accepted validly tendered Series B Preferred (or defectively tendered Series B Preferred with respect to which SunAmerica has waived such defect) when, as and if SunAmerica has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Junior Subordinated Debentures from SunAmerica and the Preferred Securities from the Partnership and remitting such Preferred Securities to tendering Holders who are participating in both Offers and such Junior Subordinated Debentures to the Partnership and to such tendering Holders, if any, who have made Nonparticipation Elections. Upon the terms and subject to the conditions of the Offers, delivery of Preferred Securities to tendering Holders and of Junior Subordinated Debentures to the Partnership and to such tendering Holders, if any, who have made Nonparticipation Elections, will be made on the Closing Date.

         If proration of tendered shares of Series B Preferred is required, because of the difficulty in determining the number of shares of Series B Preferred validly tendered (including shares tendered by the guaranteed delivery procedures described in "-- Procedures for Tendering"), SunAmerica does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Series B Preferred pursuant to the SunAmerica Offer until approximately seven Business Days after the SunAmerica Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the SunAmerica Expiration Date. Holders of shares of Series B Preferred may obtain such preliminary information from the Dealer Manager, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

         If any tendered shares of Series B Preferred are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such shares of Series B Preferred will be returned, without expense, to the tendering Holder thereof (or in the case of shares of Series B Preferred tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares of Series B Preferred will be credited to an account maintained at DTC designated by the participant therein who so delivered such Series B Preferred), as promptly as practicable after the SunAmerica Expiration Date or the withdrawal or termination of the SunAmerica Offer.

         Holders of Series B Preferred will not have any appraisal or dissenters' rights under the Maryland General Corporation Law in connection with the SunAmerica Offer. SunAmerica intends to conduct the SunAmerica Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         Holders who tender Series B Preferred in the SunAmerica Offer and Holders who participate in the Partnership Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series B Preferred pursuant to the SunAmerica Offer or the exchange of Junior Subordinated Debentures pursuant to the Partnership Offer. See "Fees and Expenses; Transfer Taxes".

Expiration Dates; Extensions; Amendments; Termination

         The SunAmerica Offer will expire on the SunAmerica Expiration Date. SunAmerica reserves the right to extend the SunAmerica Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the SunAmerica Offer, all Series B Preferred previously tendered pursuant to the SunAmerica Offer and not withdrawn will remain subject to the SunAmerica Offer.

         The Partnership Offer will expire on the Partnership Expiration Date. The Partnership reserves the right to extend the Partnership Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. If the SunAmerica Offer is extended, a corresponding extension of the Partnership Offer will be made by the Partnership. During any extension of the Partnership Offer, all Series B Preferred previously tendered pursuant to the SunAmerica Offer and not withdrawn by reason of the Holder thereof making of a Nonparticipation Election with respect thereto will remain subject to the Partnership Offer.

         SunAmerica and the Partnership expressly reserve the right to (i) extend, amend or modify the terms of the Offers in any manner and (ii) withdraw or terminate the Offers and not accept for exchange any Series B Preferred or Junior Subordinated Debentures, at any time prior to the SunAmerica Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B are tendered in the SunAmerica Offer or if, as of the SunAmerica Expiration Date, Holders of more than 280,000 shares of Series B Preferred tendered in the SunAmerica Offer have made a Nonparticipation Election (which conditions may be waived by SunAmerica and the Partnership). If SunAmerica makes a material change in the terms of the SunAmerica Offer or if it waives a material condition of the SunAmerica Offer, SunAmerica will extend the SunAmerica Offer. The minimum period for which the SunAmerica Offer will be extended following a material change or waiver, other than a change in the amount of Series B Preferred sought for exchange, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the amount of Series B Preferred sought, the SunAmerica Offer will be extended for a minimum of ten Business Days following public announcement of such change. Any withdrawal or termination of the SunAmerica Offer will be followed as promptly as practicable by public announcement thereof. If SunAmerica withdraws or terminates the SunAmerica Offer, it will give immediate notice to the Exchange Agent, and all Series B Preferred theretofore tendered pursuant to the SunAmerica Offer will be returned promptly to the tendering Holders thereof. See "-- Withdrawal of Tenders". If the Partnership makes a material change in the terms of the Partnership Offer or if it waives a material condition of the Partnership Offer, the Partnership will extend the Partnership Offer. The minimum period for which the Partnership Offer will be extended following a material change or waiver, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the amount of Series B Preferred sought, the Partnership Offer will be extended for a minimum of ten Business Days following public announcement of such change. Any withdrawal or termination of the Partnership Offer will be followed as promptly as practicable by public announcement thereof. If the Partnership withdraws or terminates the Partnership Offer, it will give immediate notice to the Exchange Agent, and the Exchange Agent will return promptly to the tendering Holders all Series B Preferred theretofore tendered pursuant to the SunAmerica Offer, other than to Holders who have made a Nonparticipation Election (who will receive Junior Subordinated Debentures on the Closing Date). See "-- Withdrawal of Tenders".

Procedures for Tendering

         The tender of Series B Preferred by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and SunAmerica in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal and, if completed, the Nonparticipation Election Letter.

         Each Holder of the Series B Preferred wishing to participate in both the Offers must (i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth in "-- Exchange Agent and Information Agent" prior to the SunAmerica Expiration Date and either (a) certificates for the Series B Preferred must be received by the Exchange Agent at such address or (b) such Series B Preferred must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the SunAmerica Expiration Date or (ii) comply with the guaranteed delivery procedures described below. Any Holder of Series B Preferred who wishes to participate in the SunAmerica Offer but who does not wish to participate in the Partnership Offer must comply with the instructions outlined in the next preceding sentence and, in addition, must make a Nonparticipation Election by properly completing and signing the Nonparticipation Election Letter in accordance with the instructions contained herein and in the Nonparticipation Election Letter, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth in "-- Exchange Agent and Information Agent" prior to the Partnership Expiration Date. Any Holder of Series B Preferred who submits a Letter of Transmittal, tenders shares of Series B Preferred as described in this paragraph and does not submit a Nonparticipation Election Letter prior to the Partnership Expiration Date will thereby have directed SunAmerica to deliver Junior Subordinated Debentures to the Partnership instead of delivering such Junior Subordinated Debentures to such Holder, and such Holder will be issued Preferred Securities by the Partnership on the Closing Date.

         In order to participate in the Offers, Holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the SunAmerica Expiration Date. After the SunAmerica Expiration Date, tendering Holders of Series B Preferred may not withdraw from the SunAmerica Offer but may withdraw from the Partnership Offer by making a Nonparticipation Election prior to the Partnership Expiration Date.

LETTERS OF TRANSMITTAL, NONPARTICIPATION ELECTION LETTERS, SERIES B PREFERRED AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO SUNAMERICA, THE PARTNERSHIP, THE DEALER MANAGER OR THE INFORMATION AGENT.

         Special Procedure for Beneficial Owners. Any beneficial owner whose Series B Preferred is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and, if applicable, the Nonparticipation Election Letter, and delivering its Series B Preferred, either make appropriate arrangements to register ownership of the Series B Preferred in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the SunAmerica Expiration Date.

         THE METHOD OF DELIVERY OF SERIES B PREFERRED AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PRIOR INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE SUNAMERICA EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE SUNAMERICA EXPIRATION DATE.

         Signature Guarantees. If tendered Series B Preferred is registered in the name of the signer of the Letter of Transmittal and the Junior Subordinated Debentures to be issued in exchange therefor or the Preferred Securities to be issued with respect thereto are to be issued (and any untendered Series B Preferred is to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Series B Preferred), the signature of such signer need not be guaranteed. If the tendered Series B Preferred is registered in the name of someone other than the signer of the Letter of Transmittal, such tendered Series B Preferred must be endorsed or accompanied by written instruments of transfer in form satisfactory to SunAmerica and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities, the Junior Subordinated Debentures and/or the Series B Preferred not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Series B Preferred, the signature in the Letter of Transmittal and, if the Holder wishes to participate only in the SunAmerica Offer but not in the Partnership Offer, the Nonparticipation Election Letter, must be guaranteed by an Eligible Institution.

         Book-Entry Transfer. SunAmerica understands that the Exchange Agent will make a request promptly after the date of this Offering Circular/Prospectus to establish accounts with respect to the Series B Preferred at DTC for the purpose of facilitating the Offers, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Series B Preferred by causing DTC to transfer such Series B Preferred into the Exchange Agent's account with respect to the Series B Preferred in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Series B Preferred so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Series B Preferred into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Series B Preferred that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that SunAmerica and/or the Partnership, as applicable, may enforce such agreement against such participant.

         Guaranteed Delivery. If a Holder desires to participate in both Offers or only in the SunAmerica Offer and time will not permit a Letter of Transmittal or Series B Preferred to reach the Exchange Agent before the SunAmerica Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office prior to the SunAmerica Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Series B Preferred is registered and, if the Series B Preferred is held in certificated form, the certificate numbers of the Series B Preferred to be tendered, and stating that the tender is being made thereby and guaranteeing that within five NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Series B Preferred in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Series B Preferred into the Exchange Agent's account at DTC, will be delivered by such Eligible Institution. Unless the Series B Preferred being tendered by the above-described method is deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Series B Preferred into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures is received, SunAmerica may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

         Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series B Preferred will be determined by SunAmerica, whose determination will be final and binding. SunAmerica reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of SunAmerica's counsel, be unlawful. SunAmerica also reserves the absolute right to waive any defect or irregularity in the tender of any Series B Preferred, and SunAmerica's interpretation of the terms and conditions of the SunAmerica Offer and the Partnership's interpretation of the terms and conditions of the Partnership Offer (in each case, including the instructions in the Letter of Transmittal) will be final and binding. None of SunAmerica, the Partnership, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

         Tenders of Series B Preferred involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Series B Preferred received by the Exchange Agent that is not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Series B Preferred tendered by book-entry transfer into the Exchange Agent's account at DTC, such Series B Preferred will be credited to an account maintained at DTC designated by the participant therein who so delivered such Series B Preferred), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the SunAmerica Expiration Date or the withdrawal or termination of the SunAmerica Offer.

Letter of Transmittal

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offers.

         The party tendering Series B Preferred for exchange (the "Transferor") exchanges, assigns and transfers the Series B Preferred to SunAmerica and, unless such party has made a Nonparticipation Election, exchanges, assigns and transfers the Junior Subordinated Debentures to be issued in exchange for Series B Preferred to the Partnership, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Series B Preferred and (unless such party has made a Nonparticipation Election prior to the Partnership Expiration Date) the Junior Subordinated Debentures to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Series B Preferred and to acquire Junior Subordinated Debentures issuable upon the exchange of such tendered Series B Preferred and (unless such party has made a Nonparticipation Election prior to the Partnership Expiration Date) to acquire Preferred Securities issuable by the Partnership, and that, when such Transferor's shares of Series B Preferred are accepted for exchange, SunAmerica will acquire good and unencumbered title to such shares of tendered Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by SunAmerica to be necessary or desirable to complete the exchange, assignment and transfer of tendered Series B Preferred or transfer ownership of such Series B Preferred on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal of Tenders

         Tenders of Series B Preferred pursuant to the SunAmerica Offer may be withdrawn at any time prior to the SunAmerica Expiration Date and, unless accepted for exchange by SunAmerica, may be withdrawn at any time after 40 Business Days after the date of this Offering Circular/Prospectus.

         To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent and Information Agent". The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Series B Preferred to be withdrawn, (ii) if the Series B Preferred is held in certificated form, the certificate numbers of the Series B Preferred to be withdrawn, (iii) that such Holder is withdrawing his election to have such Series B Preferred exchanged and (iv) the name of the registered Holder of such Series B Preferred, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to SunAmerica that the person withdrawing the tender has succeeded to the beneficial ownership of the Series B Preferred being withdrawn. The Exchange Agent will return the properly withdrawn Series B Preferred promptly following receipt of notice of withdrawal. If Series B Preferred has been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Series B Preferred and otherwise comply with DTC's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by SunAmerica, and such determination will be final and binding on all parties. Withdrawals of tenders of Series B Preferred may not be rescinded and any Series B Preferred withdrawn will thereafter be deemed not validly tendered for purposes of the SunAmerica Offer. Properly withdrawn Series B Preferred, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the SunAmerica Expiration Date. See "-- Procedures for Tendering."

         Elections to participate in the Partnership Offer may be withdrawn at any time prior to the Partnership Expiration Date by making a Nonparticipation Election in accordance with "Procedures for Tendering" described above and, unless Preferred Securities have been issued by the Partnership, may be made at any time after 40 Business Days after the date of this Offering Circular/Prospectus. See "-- Procedures for Tendering".

         Nonparticipation Elections may be withdrawn at any time prior to the Partnership Expiration Date by delivering a written notice of withdrawal. To be effective, such written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent and Information Agent". The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must (i) contain the name of the Holder and a statement that such Holder is withdrawing the Nonparticipation Election previously made by such Holder, (ii) if the Series B Preferred is held in certificated form, specify certificate numbers as to which a Nonparticipation Election is being withdrawn and (iii) be signed in the same manner as the Nonparticipation Election Letter previously delivered by such Holder.

Acceptance of Shares and Proration

         Upon the terms and subject to the conditions of the SunAmerica Offer, if 5,500,000 or fewer shares of Series B Preferred have been validly tendered and not withdrawn prior to the SunAmerica Expiration Date, SunAmerica will accept for exchange all such shares of Series B Preferred. Upon the terms and subject to the conditions of the SunAmerica Offer, if more than 5,500,000 shares of Series B Preferred (or, if decreased as described herein, such lesser number as SunAmerica may elect to purchase pursuant to the SunAmerica Offer) have been validly tendered and not withdrawn prior to the SunAmerica Expiration Date, SunAmerica will accept for exchange shares of Series B Preferred from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

         If SunAmerica decreases the amount of Series B Preferred sought, and the SunAmerica Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "-- Expiration Dates; Extensions; Amendments; Termination", then the SunAmerica Offer will be extended for ten Business Days from and including the date of such notice.

         All shares of Series B Preferred not accepted pursuant to the SunAmerica Offer, including shares not purchased because of proration, will be returned to the tendering Holders at SunAmerica's expense as promptly as practicable following the SunAmerica Expiration Date.

         Upon the terms and subject to the conditions of the Partnership Offer, the Partnership will issue Preferred Securities in exchange for the delivery to the Partnership of any and all Junior Subordinated Debentures that are being issued in exchange for Series B Preferred pursuant to the SunAmerica Offer.

         The Partnership Offer is not subject to proration.

Exchange Agent and Information Agent

         The First National Bank of Chicago has been appointed as Exchange Agent for the Offers.

                              The Exchange Agent:

                      The First National Bank of Chicago

    By Hand or Overnight Courier in         By Hand or Overnight Courier in
            Chicago:                                   New York:

  The First National Bank of Chicago,       First Chicago Trust Company of
            Exchange Agent                             New York
        One North State Street                      14 Wall Street
               9th Floor                               8th Floor
  Attention:  Securities Processing            New York, New York  10005
              Suite 0124
       Chicago, Illinois  60602

                                   By Mail:

The First National Bank of Chicago,
  Exchange Agent
Registered Securities Processing Unit
One First National Plaza
Suite 0124
Chicago, Illinois  60670-0124


                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                       (312) 407-1067 or (212) 240-8938

               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

             (800) 524-9472 (Chicago) or (212) 240-8800 (New York)

                   has been retained by SunAmerica as the Information Agent to assist in connection with the Offers. Questions and requests for assistance regarding the Offers, requests for additional copies of this Offering Circular/Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent at
                     , telephone            .

         SunAmerica will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

Dealer Manager

         Merrill Lynch & Co., as Dealer Manager, has agreed to solicit exchanges of Series B Preferred for Junior Subordinated Debentures and exchanges of Junior Subordinated Debentures for Preferred Securities. SunAmerica will pay the Dealer Manager a fee that is dependent on the number of shares of Series B Preferred accepted pursuant to the SunAmerica Offer and an additional fee based on the number of Junior Subordinated Debentures delivered pursuant to the Partnership Offer. The maximum fee payable is
approximately $       .  SunAmerica will also reimburse the Dealer Manager for
certain reasonable out-of-pocket expenses in connection with the Offers and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. Additional solicitation may be made by telephone or in person by officers and regular employees of SunAmerica and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. Merrill Lynch & Co. engages in transactions with, and from time to time has performed services for, SunAmerica, including acting as lead underwriter for the issuance of the Series B Preferred.


       LISTING AND TRADING OF PREFERRED SECURITIES, JUNIOR SUBORDINATED
                       DEBENTURES AND SERIES B PREFERRED

           The Preferred Securities constitute a new issue of securities with no established trading market. While the Partnership intends to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to SunAmerica and the Partnership that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

         The Junior Subordinated Debentures also constitute a new issue of securities with no established trading market. SunAmerica does not intend to list the Junior Subordinated Debentures on any exchange and, accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Junior Subordinated Debentures. In addition, the Dealer Manager has advised SunAmerica and the Partnership that, although it intends to make a market in the Preferred Securities, it does not intend to make a market in the Junior Subordinated Debentures, and SunAmerica and the Partnership are not aware of any other person who expects to make such a market. It is possible that only a small number of Junior Subordinated Debentures will be held by persons other than the Partnership and therefore, such securities may be highly illiquid. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Partnership, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed. Holders of Series B Preferred who do not tender their Series B Preferred in the SunAmerica Offer or whose Series B Preferred is not accepted for exchange will continue to hold such Series B Preferred and will be entitled to all the rights and preferences, and will be subject to all of the limitations applicable thereto. To the extent that Series B Preferred is tendered and accepted in the SunAmerica Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected.


              TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFERS

         Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offers between SunAmerica or any of its directors or executive officers and any person with respect to any securities of SunAmerica or the Partnership, including the Junior Subordinated Debentures, the Series B Preferred and the Preferred Securities.


                       FEES AND EXPENSES; TRANSFER TAXES

         The expenses of soliciting tenders of the Series B Preferred will be borne by SunAmerica. For compensation to be paid to the Dealer Manager see "The Offers -- Dealer Manager". The total cash expenditures to be incurred by SunAmerica in connection with the Offers, other than fees payable to the Dealer Manager, but including the expenses of the Dealer Manager, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent and the Trustee under the Indenture, are estimated to be
approximately $       .

         SunAmerica will pay all transfer taxes, if any, applicable to the exchange of Series B Preferred pursuant to the SunAmerica Offer. The Partnership will pay all transfer taxes, if any, applicable to the exchange of Junior Subordinated Debentures pursuant to the Partnership Offer. If, however, certificates representing Preferred Securities or Junior Subordinated Debentures, or shares of Series B Preferred not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Series B Preferred tendered or if a transfer tax is imposed for any reason other than the exchange of Series B Preferred or of Junior Subordinated Debentures pursuant to the Offers, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.


                    DESCRIPTION OF THE PREFERRED SECURITIES

General

         All of the general partnership interests in the Partnership are indirectly owned by SunAmerica through the General Partners, its directly or indirectly wholly-owned subsidiaries. The Limited Partnership Agreement (including the Action) authorizes and creates the Preferred Securities, which represent limited partnership interests in the Partnership. Other preferred securities may be issued from time to time by the Partnership in one or more series as described herein (collectively, "SunAmerica Capital Preferred Securities"). The limited partnership interests represented by the Preferred Securities will have a preference to the General Partners' interests in the Partnership with respect to dividends and amounts payable on redemption or liquidation. The Limited Partnership Agreement does not permit the issuance of any SunAmerica Capital Preferred Securities ranking, as to participation in profits and dividends and in the assets of the Partnership, senior or junior to the Preferred Securities or the incurrence of any indebtedness for borrowed money by the Partnership. The summary of certain material terms and provisions of the Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement (including the Action), which has been filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part, and the Partnership Act.

Dividends

         The dividends payable on each Preferred Security will be fixed at a
rate per annum of      % of the stated liquidation preference of $25 per
Preferred Security.  Dividends in arrears for more than one month will bear
interest thereon at the rate per annum of      % of the stated liquidation
preference of $25 per Preferred Security, compounded monthly. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Dividends on the Preferred Securities will be cumulative, will accrue from the Accrual Date and will be payable monthly in arrears, on the last day of each month of each year, commencing on the last day of the month in which the Partnership Expiration Date occurs, when, as and if declared by the General Partners, except as otherwise described below. In addition, holders of Preferred Securities will be entitled to cash distributions at the rate of 9 1/4% per annum of the liquidation preference thereof from December 15, 1994 through the SunAmerica Expiration Date in lieu of dividends accumulating after December 15, 1994 on their Series B Preferred accepted for exchange, payable at the time of the first payment of dividends on the Preferred Securities.

         SunAmerica has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 60 consecutive months and, as a consequence, monthly dividends on the Preferred Securities would likely not be paid (but would
continue to accrue with interest thereon at the rate of     % per annum,
compounded monthly) by the Partnership during any such Extension Period. If SunAmerica exercises the right to extend an interest payment period, SunAmerica may not declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that SunAmerica will be permitted to pay accrued dividends (or cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements.
SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Special Considerations Relating to the Offers"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         It is anticipated that the Partnership's earnings available for distribution to the holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures that are delivered to the Partnership in the Partnership Offer and that are purchased with the proceeds of the General Partners' Payments. See "Description of the Junior Subordinated Debentures". If SunAmerica does not make interest payments on the Junior Subordinated Debentures, there is a substantial likelihood that the Partnership will not declare or pay dividends on the Preferred Securities. Under the Limited Partnership Agreement, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures held by the Partnership, the Partnership is obligated, to the extent funds are legally available therefor, to declare dividends on the Preferred Securities. The payment of dividends (if and to the extent declared) is guaranteed by SunAmerica as and to the extent set forth under "Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but does not apply to any payment of dividends unless and until such dividends are declared.

         Dividends on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance - The Depository Trust Company" below. If the Preferred Securities shall not continue to remain in book-entry-only form, the General Partners shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. If any date on which dividends are payable on the Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Certain Restrictions on the Partnership

         If dividends have not been paid in full on the Preferred Securities, the Partnership shall not:

               (i) declare, pay or set aside for payment any dividends on the general partnership interests;

               (ii) declare, pay, or set aside for payment any dividends on any other series of SunAmerica Capital Preferred Securities, unless the amounts of any dividends declared and paid or set aside on any other series of SunAmerica Capital Preferred Securities and on the Preferred Securities are on a pro rata basis on the dates such dividends are paid on such other series of SunAmerica Capital Preferred Securities, so that

                     (x) the aggregate amount of dividends declared, paid or set aside on the Preferred Securities bears to the aggregate amount of dividends declared, paid or set aside on such other series of SunAmerica Capital Preferred Securities the same ratio as

                     (y) the aggregate of all accrued and unpaid dividends in respect of the Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of SunAmerica Capital Preferred Securities; or

              (iii) redeem, purchase or otherwise acquire any other SunAmerica Capital Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), such payment and, in the case of clause (iii), the date of such redemption, purchase or acquisition.

         As of the date of this Offering Circular/Prospectus, there are no series of SunAmerica Capital Preferred Securities outstanding.

Optional Redemption

         The Preferred Securities are redeemable, at the option of the Partnership, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at the Redemption Price, payable in cash. If fewer than all the outstanding Preferred Securities are to be so redeemed, the Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance - The Depository Trust Company" below. If a partial redemption would result in the delisting of the Preferred Securities, the Partnership may only redeem the Preferred Securities in whole.

Special Event Redemption or Distribution

         Subject to the following sentence, if a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the General Partners shall elect either to (i) redeem the Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, within 90 days following the occurrence of such Special Event; provided that, if and as long as at the time there is available to the General Partners the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that has no adverse effect on the Partnership or SunAmerica, the General Partners will pursue such measure in lieu of redemption, or (ii) dissolve the Partnership and, in the manner described in "Liquidation Distribution Upon Dissolution", cause Junior Subordinated Debentures held by the Partnership having an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the dividend rate of, and accrued and unpaid interest equal to accrued and unpaid dividends (whether or not declared) on, the Preferred Securities to be distributed to the holders of the Preferred Securities in liquidation of the Partnership, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partners may, as an alternative to electing to redeem the Preferred Securities or dissolving the Partnership, elect to cause the Preferred Securities to remain outstanding.

         "Tax Event" means that SunAmerica shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of this Offering Circular/Prospectus, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein,
(b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Offering Circular/Prospectus, there is more than an insubstantial risk that (i) the Partnership is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debentures held by it, (ii) the Partnership is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by SunAmerica to the Partnership on the Junior Subordinated Debentures held by it is not, or within 90 days of the date thereof will not be, deductible by SunAmerica for United States federal income tax purposes.

         "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Partnership is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Offering Circular/Prospectus; provided that no Investment Company Event shall be deemed to have occurred if the General Partners obtain a written opinion of nationally recognized independent counsel to the Partnership experienced in practice under the 1940 Act to the effect that SunAmerica has successfully issued an additional or supplemental irrevocable and unconditional guarantee or SunAmerica or the General Partners have taken such other actions as may be necessary so that, in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, the Partnership is not required to be registered as an "investment company" within the meaning of the 1940 Act. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the General Partners (based on the advice of counsel) shall be conclusive.

         After the date fixed for any distribution of Junior Subordinated Debentures held by the Partnership, upon dissolution of the Partnership, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent beneficial interests in the Junior Subordinated Debentures held by the General Partners as nominees for such record holders having a principal amount equal to the stated liquidation preference of such Preferred Securities.

         There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Partnership were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Partnership, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

Mandatory Redemption

         Upon the repayment of the Junior Subordinated Debentures held by the Partnership, whether at maturity or upon redemption, repurchase or otherwise, the proceeds from such repayment will be applied first to redeem the Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. Notwithstanding the foregoing, the Preferred Securities will not be redeemed if (i) in lieu of repaying the Junior Subordinated Debentures held by the Partnership when due or optionally redeeming such Junior Subordinated Debentures, SunAmerica is permitted by the Partnership to exchange such Junior Subordinated Debentures for new junior subordinated debentures with an extended maturity date or (ii) SunAmerica repays such Junior Subordinated Debentures held by the Partnership when due or optionally redeems such Junior Subordinated Debentures but is permitted by the Partnership to reborrow the proceeds from such repayment or redemption which reborrowing will be evidenced by new junior subordinated debentures and the following conditions are satisfied (which satisfaction, in the case of clauses (f) through (j), shall be determined in the judgment of the General Partners and the Partnership's financial advisor (selected by the General Partners and who shall be unaffiliated with SunAmerica and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of the issuance of the new junior subordinated debentures that will evidence the new loan to be made in connection with such exchange or reborrowing)): (a) SunAmerica is not bankrupt, insolvent or in liquidation,
(b) SunAmerica is not in default in the payment of any interest or principal under the Indenture, (c) SunAmerica has made timely payments on the Junior Subordinated Debentures being exchanged, repaid or redeemed for the immediately preceding 24 months (and has not elected to extend any interest payment period for the Junior Subordinated Debentures during such 24 month period), (d) such new loan will mature no later than the earlier of (1) the 49th anniversary of the date of the initial issuance of the Junior
Subordinated Debentures and (2) the 30th anniversary of the date such new loan is made, (e) the Partnership is not in arrears on payments of dividends on the Preferred Securities, (f) SunAmerica is expected to be able to make timely payment of principal of and interest on such new loan, (g) such new loan is being made on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (h) such new loan is being made at a rate sufficient to provide payments equal to or greater than the amount of dividend payments required under the Preferred Securities, (i) such new loan is being made for a term that is consistent with market circumstances and SunAmerica's financial condition and (j) immediately prior to the making of such new loans, the senior unsecured long-term debt of SunAmerica is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa2 (or the equivalent) by Moody's Investors Service, Inc. and the subordinated unsecured long-term debt of SunAmerica (or, if more than one issue of such subordinated debt is outstanding, the most junior of such issues) is (or if no such debt is outstanding, would be) rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating SunAmerica's senior or subordinated unsecured long-term debt, as the case may be, the equivalent of such ratings by any other "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

Redemption Procedures

         The Partnership may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid dividends have been paid on all Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

         If the Partnership gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry-Only Issuance - The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by SunAmerica pursuant to the Guarantee described under "Description of the Guarantee", dividends on such Preferred Securities will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), SunAmerica or any of its subsidiaries, including the Partnership, may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement. If the Partnership purchases and cancels any Preferred Securities, Junior Subordinated Debentures held by the Partnership will be repaid in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities so purchased, together with any accrued and unpaid interest on such principal amount of Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Optional Redemption".

Liquidation Distribution Upon Dissolution

         In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partners, but together with the holders of every other series of SunAmerica Capital Preferred Securities outstanding, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security plus accrued and unpaid dividends thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of such Preferred Securities, with an interest rate identical to the dividend rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends (whether or not declared) on, such Preferred Securities, shall be distributed on a pro rata basis to the holders of the Preferred Securities.

         If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of SunAmerica Capital Preferred Securities, then the amounts payable directly by the Partnership on the Preferred Securities and on such other series of SunAmerica Capital Preferred Securities shall be paid in cash or in kind on a pro rata basis, so that

               (x) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of SunAmerica Capital Preferred Securities the same ratio as

               (y) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of SunAmerica Capital Preferred Securities;

provided that if such a distribution is being made in kind and includes Junior Subordinated Debentures and other series of similar debentures, to the extent practicable, the Partnership will distribute to the holders of each series of SunAmerica Capital Preferred Securities debentures that relate to such series.

         Pursuant to the Limited Partnership Agreement, the Partnership shall be dissolved and its affairs shall be wound up: (i) on December 31, 2094, the expiration of the term of the Partnership, (ii) upon the bankruptcy of either General Partner, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to either General Partner, or the revocation of either General Partner's charter and the expiration of 90 days after the date of notice to such General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes either General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued by any remaining General Partner in accordance with the Partnership Act, (iv) in accordance with the provisions of the Preferred Securities, (v) upon the entry of a decree of judicial dissolution or (vi) upon the written consent of all partners of the Partnership.

Merger, Consolidation or Amalgamation of the Partnership

         The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Partnership may, without the consent of the holders of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and dividends, and in the assets, of the successor entity, (ii) SunAmerica expressly acknowledges such successor entity as the holder of the Junior Subordinated Debentures held by the Partnership immediately prior to such merger, consolidation, amalgamation or replacement, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, SunAmerica has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for United States federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, SunAmerica and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Preferred Securities and (viii) SunAmerica guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Voting Rights

         Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Preferred Securities will have no voting rights.

         If (i) arrearages of dividends on the Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default
(as defined in the Indenture) occurs and is continuing on the Junior Subordinated Debentures; or (iii) SunAmerica is in default on any of its payment obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of SunAmerica"), then the holders of the Preferred Securities, together with the holders of any other series of SunAmerica Capital Preferred Securities having the right to vote for the appointment of a special representative of the Partnership and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the vote of a majority in aggregate liquidation preference of such holders to appoint and authorize a Special Representative to enforce the Partnership's creditor rights under the Junior Subordinated Debentures, to enforce the rights of the holders of the Preferred Securities under the Guarantee and to enforce the rights of the holders of the Preferred Securities to receive dividends (if and to the extent declared) on the Preferred Securities. In the case of clause (i) above, if the Partnership's failure to pay dividends is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures as described under "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period", the Special Representative will have no right to enforce the payment of dividends until an Event of Default shall have occurred. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership. Not later than 30 days after such right to appoint a Special Representative arises, the General Partners will convene a meeting for the purpose of appointing a Special Representative. If the General Partners fail to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding SunAmerica Capital Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation preference of SunAmerica Capital Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the limited partners if the Partnership (or SunAmerica pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the SunAmerica Capital Preferred Securities or such default or breach under (ii) or (iii) above, as the case may be, shall have been cured, and the General Partners shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the General Partners shall continue as General Partners and SunAmerica shall retain all rights under the Indenture, including the right to extend the interest payment period, and any extension for a period not exceeding 60 months of SunAmerica's interest payment period will not constitute a default under the Indenture or enable a holder of Preferred Securities to require the payment of a dividend that has not theretofore been declared.

         If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partners otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partnership interests in the Partnership ranking, as to participation in the profits or dividends or in the assets of the Partnership, senior to the Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the distribution of Junior Subordinated Debentures held by the Partnership upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of the Partnership" above, then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or proposal of the General Partners (but not on any other amendment or proposal) as a class with all other holders of series of SunAmerica Capital Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding SunAmerica Capital Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of the Partnership is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of SunAmerica.

         The rights attached to the Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further limited partnership interests of the Partnership ranking pari passu with the Preferred Securities with regard to participation in the profits or dividends or in the assets of the Partnership. Holders of Preferred Securities have no preemptive rights.

         So long as any Junior Subordinated Debentures are held by the Partnership, the General Partners shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of SunAmerica Capital Preferred Securities who would be affected thereby if their SunAmerica Capital Preferred Securities were to be exchanged for Junior Subordinated Debentures or debentures of other series issued under the Indenture, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures or debentures of other series issued under the Indenture affected thereby, no such consent shall be given by the General Partners without the prior consent of each holder of all series of SunAmerica Capital Preferred Securities who would be so affected thereby. The General Partners shall not revoke any action previously authorized or approved by a vote of any series of SunAmerica Capital Preferred Securities. The General Partners shall notify all holders of the Preferred Securities of any notice of default received from the Trustee with respect to the Junior Subordinated Debentures.

         Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

         No vote or consent of the holders of Preferred Securities will be required for the Partnership to redeem and cancel Preferred Securities in accordance with the Limited Partnership Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities and any other series of SunAmerica Capital Preferred Securities that are entitled to vote or consent with such Preferred Securities as a single class at such time that are owned by SunAmerica or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with SunAmerica shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         Holders of the Preferred Securities will have no rights to remove or replace a General Partner.

Book-Entry-Only Issuance - The Depository Trust Company

         DTC will act as securities depository for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

         Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Partnership as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Dividend payments on the Preferred Securities will be made by the Partnership to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Partnership or SunAmerica, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of the Partnership, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Partnership. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partners will appoint a paying agent with respect to the Preferred Securities.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Partnership and SunAmerica believe to be reliable, but the Partnership and SunAmerica take no responsibility for the accuracy thereof.

Registrar and Transfer Agent

         If the book-entry system for the Preferred Securities is discontinued, it is anticipated that The First National Bank of Chicago or one of its affiliates will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or SunAmerica may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

         The Partnership will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Miscellaneous

         Application will be made to list the Preferred Securities on the NYSE.

         The General Partners are authorized and directed to conduct their affairs and to operate the Partnership in such a way that the Partnership will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes. In this connection, the General Partners are authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Limited Partnership Agreement, that the General Partners determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Preferred Securities.


                         DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by SunAmerica for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part.

General

         Pursuant to the Guarantee, SunAmerica will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert. The following payments or distributions with respect to Preferred Securities to the extent not paid or made by the Partnership (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends that have theretofore been declared on the Preferred Securities, (ii) the Redemption Price, payable out of funds legally available therefor, with respect to any Preferred Securities called for redemption by the Partnership and (iii) upon a liquidation of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Preferred Securities to the date of payment and (b) the amount of assets of the Partnership remaining available for distribution to holders of Preferred Securities in liquidation of the Partnership. SunAmerica's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by SunAmerica to the holders of Preferred Securities or by causing the Partnership to pay such amounts to such holders.

         If SunAmerica does not make interest payments on the Junior Subordinated Debentures held by the Partnership, there is a substantial likelihood that the Partnership will not declare or pay dividends on the Preferred Securities. The Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to any payment of dividends unless and until such dividends are declared.

Certain Covenants of SunAmerica

         In the Guarantee, SunAmerica will covenant that, so long as any SunAmerica Capital Preferred Securities remain outstanding, SunAmerica will not declare or pay any dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) SunAmerica shall be in default with respect to its payment obligations under the Guarantee, (ii) there shall have occurred any Event of Default under the Indenture or (iii) SunAmerica shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that SunAmerica will be permitted to pay accrued dividends (or cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. SunAmerica will also covenant (i) to remain the sole direct or indirect owner of the common stock of each General Partner of the Partnership; provided that any permitted successor of SunAmerica under the Indenture may succeed to SunAmerica's ownership of the common stock of each General Partner, (ii) not to permit the General Partners to voluntarily dissolve, wind-up or terminate the Partnership, except in connection with a distribution of Junior Subordinated Debentures or other series of similar debentures to the holders of SunAmerica Capital Preferred Securities in liquidation of the Partnership and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iii) to cause each General Partner to perform all of its duties as a general partner of the Partnership in a timely manner and (iv) to use its reasonable efforts to cause the Partnership to remain a limited partnership, except in connection with a distribution of Junior Subordinated Debentures or other series of similar debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, and otherwise continue to be treated as a partnership for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures or other series of similar debentures.

Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of SunAmerica Capital Preferred Securities (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding SunAmerica Capital Preferred Securities. The manner of obtaining any such approval of holders of the SunAmerica Capital Preferred Securities will be as set forth under "Description of the Preferred Securities
- -- Voting Rights". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of SunAmerica and shall inure to the benefit of the holders of the SunAmerica Capital Preferred Securities then outstanding.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, and will terminate completely upon full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of the Partnership. See "Description of the Junior Subordinated Debentures -- Events of Default" for a description of the events of default and enforcement rights of the holders of Junior Subordinated Debentures. The Guarantee will continue to be effective or will be reinstated with respect to the Preferred Securities, as the case may be, if at any time any holder of Preferred Securities must, in accordance with the Partnership Act, restore payment of any sums paid under the Preferred Securities or the Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

Status of the Guarantee

         SunAmerica's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of SunAmerica and will rank
(i) subordinate and junior in right of payment to all other liabilities of SunAmerica, including the Junior Subordinated Debentures, except those made pari passu by their terms, and (ii) senior to all capital stock now or hereafter issued by SunAmerica and to any guarantee now or hereafter entered into by SunAmerica in respect of any of its capital stock. Because SunAmerica is a holding company, SunAmerica's obligations under the Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

         The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be deposited with the General Partners to be held for the benefit of the holders of the SunAmerica Capital Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, either General Partner has the right to enforce the Guarantee on behalf of the holders of the SunAmerica Capital Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the SunAmerica Capital Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to either General Partner or the Special Representative, as the case may be. If such General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of SunAmerica Capital Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to such General Partner or the Special Representative, as the case may be, to enforce the Guarantee, institute a legal proceeding directly against SunAmerica to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Partnership or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Partnership).

Governing Law

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

         Set forth below is a description of the Junior Subordinated
Debentures which will be delivered in the SunAmerica Offer to those participants who have made a Nonparticipation Election prior to the Partnership Expiration Date and in which the Partnership will invest the General Partners' Payments. The Junior Subordinated Debentures that are being issued in exchange for Series B Preferred to those participants in the SunAmerica Offer who do not make a Nonparticipation Election prior to the Partnership Expiration Date will be delivered to the Partnership on behalf of such participants, who will be issued Preferred Securities by the Partnership. See "The Offers" and "Description of the Preferred Securities". The terms of the Junior Subordinated Debentures include those stated in the Indenture and the First Supplemental Indenture, forms of which have been filed as exhibits to the Registration Statement of which this Offering Circular/Prospectus forms a part, and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.

         Under certain circumstances involving the dissolution of the Partnership following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of the Partnership. See "Description of the Preferred Securities
- -- Special Event Redemption or Distribution".

General

         The Junior Subordinated Debentures are unsecured, subordinated obligations of SunAmerica, limited in aggregate principal amount to an amount equal to the liquidation preference of the Series B Preferred tendered in the SunAmerica Offer plus an amount equal to the General Partners' Payments.

         The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest
thereon, on       , 2025.

         If any Junior Subordinated Debentures are held by any person other than the Partnership following the Partnership Offer or are distributed to holders of Preferred Securities in dissolution of the Partnership, such Junior Subordinated Debentures will initially be so issued as global securities. As described herein, under certain limited circumstances Junior Subordinated Debentures may be issued in certificated form in exchange for global securities. If Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Junior Subordinated Debentures issued as global securities will be made to DTC, as the depository for the Junior Subordinated Debentures. If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Trustee in The City of New York; provided that payment of interest may be made at the option of SunAmerica by check mailed to the address of the persons entitled thereto.

         SunAmerica does not intend to list the Junior Subordinated Debentures on any national securities exchange and no assurance can be given as to whether any trading market for the Junior Subordinated Debentures will develop or as to the depth and liquidity of any such market. In addition, the Dealer Manager has advised SunAmerica and the Partnership that, although it intends to make a market in the Preferred Securities, it does not intend to make a market in the Junior Subordinated Debentures, and SunAmerica and the Partnership are not aware of any other person who expects to make such a market. It is possible that only a small number of Junior Subordinated Debentures will be held by persons other than the Partnership and therefore, such securities may be highly illiquid. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Partnership, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

Optional Redemption

         SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date. If SunAmerica or any of its subsidiaries purchase Preferred Securities by tender, in the open market or by private agreement, SunAmerica shall have the right to redeem Junior Subordinated Debentures held by the Partnership, in a principal amount not to exceed the aggregate stated liquidation preference of the Preferred Securities so purchased, together with any accrued and unpaid interest thereon, to the redemption date.

         If SunAmerica gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, SunAmerica will deposit irrevocably with the trustee or, if the Junior Subordinated Debentures are then issued in book entry form, with DTC, funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. See "-- Book Entry and Settlement". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by SunAmerica, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price.

Interest

         The Junior Subordinated Debentures will bear interest at an annual
rate of   % from the Accrual Date.  In addition, holders of the Junior
Subordinated Debentures will be entitled to interest at the rate of 9 1/4% per annum of the principal amount thereof from December 15, 1994 through the SunAmerica Expiration Date, in lieu of dividends accumulating after December 15, 1994 on their Series B Preferred accepted for exchange, payable at the time of the first interest payment on the Junior Subordinated Debentures. Interest will be payable monthly in arrears on the last day of each month of each year (each, an "Interest Payment Date"), commencing on the last day of the month in which the Partnership Expiration Date occurs, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the relevant record dates, which, as long as the Junior Subordinated Debentures not held by the Partnership remain in book-entry-only form, will be the Business Day next preceding such Interest Payment Date. If the Junior Subordinated Debentures not held by the Partnership shall not continue to remain in book-entry-only form, SunAmerica shall have the right to select record dates that shall be more than one Business Day prior to the Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Compounded Interest

         Payments of Compounded Interest on the Junior Subordinated Debentures held by the Partnership will make funds available to pay any interest on dividends in arrears in respect of the Preferred Securities pursuant to the terms thereof.

Option to Extend Interest Payment Period

         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive months. SunAmerica has no current intention of exercising its right to extend an interest payment period. No extension of interest will be permitted with respect to interest accruing from December 15, 1994 through the SunAmerica Expiration Date. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, SunAmerica shall not declare or pay any dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (or cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. On the interest payment date occurring at the end of each Extension Period, SunAmerica shall pay to the Partnership and any other holders of Junior Subordinated Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension
Period) all accrued and unpaid interest on the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 60 consecutive months each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. The failure by SunAmerica to make interest payments during an Extension Period would not constitute a default or an event of default under SunAmerica's currently outstanding indebtedness. If the Partnership shall be the sole holder of the Junior Subordinated Debentures, SunAmerica shall give the Partnership notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Preferred Securities are payable or (ii) the date the Partnership is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. SunAmerica shall cause the General Partners to cause the Partnership to give notice of SunAmerica's selection of such Extension Period to the holders of the Preferred Securities. If the Partnership shall not be the sole holder of the Junior Subordinated Debentures, SunAmerica shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension
Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date SunAmerica is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

Set-Off

         Notwithstanding anything to the contrary in the Indenture, SunAmerica shall have the right to set-off any payment it is otherwise required to make to the Partnership thereunder if and to the extent SunAmerica has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Subordination

         The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of SunAmerica but senior to its capital stock, as provided in the Indenture. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of SunAmerica or its property, or (b) that the Junior Subordinated Debentures are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 6.01 of the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Junior Subordinated Debentures are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Junior Subordinated Debentures. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or interest on the Junior Subordinated Debentures shall be made. (Section 14.02)

         The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) all indebtedness of SunAmerica, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by SunAmerica (including, without limitation, indebtedness issued or to be issued pursuant to the Indenture dated as of April 15, 1993 between SunAmerica and The First National Bank of Chicago, as Trustee), (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by SunAmerica, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of SunAmerica at the time of the acquisition of such property by SunAmerica, for the payment of which SunAmerica is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of SunAmerica. Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debentures, Senior Indebtedness shall not include (i) the Junior Subordinated Debentures, (ii) any indebtedness of SunAmerica which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Junior Subordinated Debentures or
(iii) any indebtedness of SunAmerica to a subsidiary of SunAmerica.  (Section
1.01)

         The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of September 30, 1994, Senior Indebtedness of SunAmerica (on an unconsolidated basis) aggregated approximately $738,189,000, all of which is unsecured. Because SunAmerica is a holding company, the Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. At September 30, 1994, SunAmerica's subsidiaries had outstanding approximately $8,171,532,000 of indebtedness and other liabilities (excluding variable annuity liabilities, with respect to which assets are segregated in separate accounts). There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit SunAmerica's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Guarantee -- Status of the Guarantee".

Events of Default

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

         (a) failure for 30 days to pay interest on the Junior Subordinated Debentures when due; provided that a valid extension of the interest payment period by SunAmerica shall not constitute a default in the payment of interest for this purpose; or

         (b) failure to pay principal or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

         (c) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to SunAmerica from the Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures; or

         (d) certain events in bankruptcy, insolvency or reorganization of SunAmerica.
(Section 6.01).

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. (Section 6.06). The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an Event of Default, but the holders of a majority in aggregate outstanding principal amount may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06).

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Junior Subordinated Debentures. (Section 6.06). SunAmerica is required to file annually with the Trustee a certificate as to whether or not SunAmerica is in compliance with all the conditions and covenants under the Indenture.

Enforcement of Certain Rights by Special Representative

         If (i) arrearages of dividends on the Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Junior Subordinated Debentures; or (iii) SunAmerica is in default on any of its payment obligations under the Guarantee, under the terms of the Preferred Securities, the holders of outstanding Preferred Securities will have the rights referred to under "Description of the Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise the Partnership's right to accelerate the principal amount of the Junior Subordinated Debentures upon an Event of Default and to enforce the Partnership's other creditor rights under the Junior Subordinated Debentures. In the case of clause (i) above, if the Partnership's failure to pay dividends is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures as described under "-- Option to Extend Interest Payment Period", the Special Representative will have no right to enforce the payment of dividends until an Event of Default shall have occurred. Notwithstanding the appointment of any such Special Representative, the General Partners shall each continue as General Partner, and any extension for a period not exceeding 60 months will not constitute a default under the Indenture or enable a holder of Preferred Securities to require the payment of a dividend that has not theretofore been declared.

Modification of the Indenture

         The Indenture contains provisions permitting SunAmerica and the Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture or any supplemental indenture affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

Book-Entry and Settlement

         If any Junior Subordinated Debentures are held by any person other than the Partnership following the Partnership Offer, or are distributed to holders of Preferred Securities in dissolution of the Partnership, such Junior Subordinated Debentures will be issued in the form of one or more global certificates registered in the name of Cede & Co., the nominee of DTC.

         For a description of DTC and DTC's book-entry system, see "Description of the Preferred Securities -- Book-Entry-Only Issuance - The Depository Trust Company". As of the date of this Offering Circular/Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in material respects to any debt obligations of SunAmerica represented by one or more global securities held by DTC.

Consolidation, Merger and Sale

         The Indenture will provide that SunAmerica may not consolidate with or merge into any other person or transfer or lease its property and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with SunAmerica unless (i) either SunAmerica will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes SunAmerica's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

Defeasance and Discharge

         Under the terms of the Indenture, SunAmerica will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if (i) SunAmerica irrevocably deposits with the Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debentures; (ii) SunAmerica delivers to the Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debentures (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) no event or condition shall exist that, pursuant to certain provisions described under "Subordination" above, would prevent SunAmerica from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debentures at the date of the irrevocable deposit referred to above. (Sections 11.01 and 11.02).

Governing Law

         The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

Information Concerning the Trustee

         The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01). The Trustee is one of a number of banks with which SunAmerica and its subsidiaries maintain ordinary banking and trust relationships.

Miscellaneous

         SunAmerica will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of SunAmerica; provided, that, in the event of any such assignment, SunAmerica will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by SunAmerica to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11).


              RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures held by the Partnership, such payments will be sufficient to cover dividends (if and to the extent declared) and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and the General Partners' Payment; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Preferred Securities; (iii) the Limited Partnership Agreement provides that the General Partners shall pay for all (and the Partnership shall not be obligated to pay, directly or indirectly, for any) costs and expenses of the Partnership, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Partnership may become subject, except for United States withholding taxes; and (iv) the Limited Partnership Agreement further provides that the General Partners shall not cause or permit the Partnership, among other things, to engage in any activity that is not consistent with the limited purposes of the Partnership. With respect to clause (iii) above, however, no assurance can be given that the General Partners will have sufficient resources to enable them to pay such costs and expenses on behalf of the Partnership.

         Payments of dividends (if and to the extent declared) and other payments due on the Preferred Securities are guaranteed by SunAmerica as and to the extent set forth under "Description of the Guarantee". If SunAmerica does not make interest payments on the Junior Subordinated Debentures held by the Partnership, there is a substantial likelihood that the Partnership will not declare or pay dividends on the Preferred Securities. Under the Limited Partnership Agreement, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures, the Partnership is obligated, to the extent funds are legally available therefor, to declare dividends on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but does not apply to any payment of dividends unless and until such dividends are declared.

         If an Event of Default occurs and is continuing, the Limited Partnership Agreement provides a mechanism whereby the holders of the Preferred Securities may appoint a Special Representative to enforce the rights of the Partnership under the Junior Subordinated Debentures held by the Partnership. The Limited Partnership Agreement also provides, and SunAmerica, under the Guarantee, acknowledges, that a Special Rpresentative may be appointed to enforce the Guarantee if SunAmerica is in default on any of its payment obligations under the Guarantee. In addition, if the General Partners or the Special Representative fails to enforce the Guarantee, a holder of a Preferred Security may, after a period of 30 days has elapsed from such holder's written request to a General Partner or the Special Representative, as the case may be, to enforce the Guarantee, institute a legal proceeding directly against SunAmerica to enforce its rights under the Guarantee without first instituting a legal proceeding against the Partnership or any other person or entity.

         If a Special Event shall occur and be continuing, the General Partners may elect to dissolve the Partnership, and, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution", to cause Junior Subordinated Debentures held by the Partnership having an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the dividend rate of, and accrued and unpaid interest equal to accrued and unpaid dividends (whether or not declared) on, the Preferred Securities to be distributed in exchange for the outstanding Preferred Securities. The Preferred Securities represent limited partnership interests in the Partnership, a limited partnership which exists for the sole purpose of issuing its partnership interests in exchange for debt securities of SunAmerica and investing the contributions by the General Partners and the proceeds of any sale of additional partnership interests in such debt securities. A principal difference between the rights of a holder of Preferred Securities and a holder of Junior Subordinated Debentures is that the Junior Subordinated Debentures will accrue, and (subject to the permissible extension of the interest period) a holder thereof will be entitled to receive, interest on the principal amount of Junior Subordinated Debentures held, while a holder of Preferred Securities is only entitled to receive dividends if and to the extent declared by the General Partners.

         Upon any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of Preferred Securities will be entitled to receive, out of assets legally available for distribution to partners, the Liquidation Distribution in cash or Junior Subordinated Debentures and will be entitled to the benefits of the Guarantee with respect to any such distribution. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of SunAmerica, the holders of Junior Subordinated Debentures would be subordinated creditors of SunAmerica, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of SunAmerica receive payments or distributions.

         A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Debentures provide that no payments may be made in respect of the Junior Subordinated Debentures. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.


                                   TAXATION

         In the opinion of Davis Polk & Wardwell, counsel to SunAmerica and the Partnership, the following are the material United States federal income tax consequences of the exchange of Series B Preferred pursuant to the SunAmerica Offer, the issuance of Preferred Securities pursuant to the Partnership Offer and of the ownership and disposition of Preferred Securities and Junior Subordinated Debentures. Unless otherwise stated, this summary deals only with Preferred Securities and Junior Subordinated Debentures held as capital assets by holders who acquire the Preferred Securities and the Junior Subordinated Debentures pursuant to the Partnership Offer and the SunAmerica Offer ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities and Junior Subordinated Debentures as a hedge against or which are hedged against currency risks or as part of a straddle, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

ALL SERIES B PREFERRED HOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF SERIES B PREFERRED FOR JUNIOR SUBORDINATED DEBENTURES AND THE ISSUANCE OF PREFERRED SECURITIES IN EXCHANGE FOR JUNIOR SUBORDINATED DEBENTURES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

Exchange of Series B Preferred and Issuance of Preferred Securities

         The exchange of Series B Preferred for Junior Subordinated Debentures pursuant to the SunAmerica Offer will be a taxable transaction. In the case of a Holder who owns solely Series B Preferred, or not more than one percent of such stock and not more than one percent of any other class of SunAmerica stock, gain or loss will be recognized in an amount equal to the difference between the fair market value on the SunAmerica Expiration Date of the Junior Subordinated Debentures received in the exchange and the exchanging Holder's tax basis in the Series B Preferred exchanged therefor and will be long-term capital gain or loss if the Series B Preferred has been held for more than one year as of such date. A holder's aggregate tax basis in the Junior Subordinated Debentures will be equal to their fair market value on the SunAmerica Expiration Date.

         Holders of Series B Preferred who actually or constructively own more than one percent of any class of SunAmerica stock are advised to consult their tax advisors as to the income tax consequences of exchanging Series B Preferred.

         The issuance of Preferred Securities to former Holders of Series B Preferred in exchange for Junior Subordinated Debentures pursuant to the Partnership Offer will not be a taxable event. A holder's aggregate tax basis in the Preferred Securities will be equal to the tax basis of the Junior Subordinated Debentures exchanged therefor.

Income from the Preferred Securities

         The Partnership will be treated as a partnership for United States federal income tax purposes. Each holder of Preferred Securities (a "Securityholder") will be required to include in gross income the Securityholder's distributive share of the Partnership's income from the Junior Subordinated Debentures, which will generally be equal to the amount of stated interest (excluding "Pre-issuance Accrued Interest" as described below) received or accrued on the Junior Subordinated Debentures. However, if the "issue price" of the Junior Subordinated Debentures is less than their stated principal amount, the Partnership will be required to accrue the difference as additional "original issue discount" over the term of the Junior Subordinated Debentures and include such amounts in income, and each Securityholder's distributive share will exceed the amount of stated interest (excluding "Pre-issuance Accrued Interest") received or accrued on the Junior Subordinated Debentures. If the "issue price" of the Junior Subordinated Debentures is greater than their stated principal amount, the Securityholder's distributive share of the Partnership's income will be less than the amount of stated interest received or accrued on the Junior Subordinated Debentures.

         In the event that SunAmerica exercises its right to extend the interest payment period on the Junior Subordinated Debentures before the Junior Subordinated Debentures are distributed in liquidation of the Partnership, the Partnership will continue to accrue income in respect of the Junior Subordinated Debentures, which will be allocated, but not distributed, to beneficial owners of Preferred Securities on the last day of each month.
As a result, beneficial owners of Preferred Securities during an Extension Period will include their distributive shares of the interest in gross income in advance of the receipt of cash, and any such owners who dispose of Preferred Securities prior to the record date for the payment of dividends following such extended Extension Period will not receive from the Partnership any cash related thereto.

         Any distributive share amount included in a Securityholder's gross income will increase his tax basis in the Preferred Securities, and the amount of cash dividends (including the amount of Pre-issuance Accrued Interest) paid to the Securityholder will reduce such Securityholder's tax basis in the Preferred Securities. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

         The Partnership does not presently intend to make an election under
Section 754 of the Code. As a result, a subsequent purchaser of Preferred Securities will not be permitted to adjust its taxable income from the Partnership to reflect any difference between its purchase price for the Preferred Securities and the Partnership's underlying tax basis for its assets.

Disposition of the Preferred Securities

         Gain or loss will be recognized on a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of all of a Securityholder's Preferred Securities but excluding the distribution of Junior Subordinated Debentures) equal to the difference between the amount realized and the Securityholder's tax basis in the Preferred Securities disposed of. In the case of a cash distribution in partial redemption of a Securityholder's Preferred Securities, no loss will be recognized, the Securityholder's tax basis in the Preferred Securities will be reduced by the amount of the distribution, and the Securityholder will recognize gain to the extent, if any, that the amount of the distribution exceeds the Securityholder's tax basis in the Preferred Securities. Gain or loss recognized by a Securityholder on the sale or exchange of Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss. In certain circumstances, a portion of the proceeds received upon a disposition of a Preferred Security by an investor other than an Initial Holder may be treated as ordinary income.

Distribution of Junior Subordinated Debentures to Holders of Preferred
Securities

         A distribution by the Partnership of the Junior Subordinated Debentures in liquidation of the Partnership, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution", will be non-taxable and generally will result in the Securityholder receiving an aggregate tax basis in the Junior Subordinated Debentures equal to such Securityholder's aggregate tax basis in its Preferred Securities. A Securityholder's holding period in the Junior Subordinated Debentures so received will include the period for which such Preferred Securities were held by the Securityholder.

Original Issue Discount on the Junior Subordinated Debentures

         Because SunAmerica has the right to extend the interest payment period on the Junior Subordinated Debentures, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, a holder of Junior Subordinated Debentures, including a taxpayer who otherwise uses the cash method of accounting, will be required to include "original issue discount" in income as it accrues before the receipt of cash payments attributable to such income. The amount of "original issue discount" included in each accrual period is expected to be approximately equal to the amount of stated interest, excluding the amount of additional interest at the rate of 9 1/4% per annum of the principal amount of the Junior Subordinated Debentures from December 15, 1994 through the SunAmerica Expiration Date ("Pre-issuance Accrued Interest"), received or accrued on the Junior Subordinated Debentures. However, if the fair market value of each share of Series B Preferred on the SunAmerica Expiration Date reduced by Pre-issuance Accrued Interest (the "issue price" of the Junior Subordinated Debentures) is less than the stated principal amount of the Junior Subordinated Debentures, the difference will be treated as additional "original issue discount" to be accrued over the term of the Junior Subordinated Debentures notwithstanding that such difference might otherwise be considered "de minimis". If the "issue price" of the Junior Subordinated Debentures is greater than their stated principal amount, the amount of "original issue discount" included in each accrual period will be less than the amount of the stated interest received or accrued on the Junior Subordinated Debentures. A Junior Subordinated Debenture holder's tax basis in the Junior Subordinated Debentures generally will be increased by the amount of "original issue discount" included in income and reduced by the payment of stated interest.

Treatment of the Payment of Pre-issuance Accrued Interest on the Junior Subordinated Debentures

         "Pre-issuance Accrued Interest" payable on the first Interest Payment Date should be treated as a return of capital, reducing the Junior Subordinated Debenture holder's tax basis in the Junior Subordinated Debentures.

Potential Extension of Payment Period
on the Junior Subordinated Debentures

         In the event that SunAmerica exercises its right to extend the interest payment period, SunAmerica generally may not declare or pay dividends on, or purchase or acquire, any of its common stock or preferred stock. SunAmerica has no current intention of exercising its right to extend an interest payment period.

         Holders of Junior Subordinated Debentures will continue to accrue "original issue discount" during an extended interest payment period, and any holders who dispose of Junior Subordinated Debentures prior to the record date for the payment of interest following such extended interest payment period will not receive from SunAmerica any cash related thereto.

Market Discount and Bond Premium on the Junior Subordinated Debentures

         Junior Subordinated Debenture holders other than Initial Holders may be considered to have acquired the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Junior Subordinated Debentures.

Disposition or Retirement of the Junior Subordinated Debentures

         Upon the sale, exchange or retirement of the Junior Subordinated Debentures, a Junior Subordinated Debenture holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the Junior Subordinated Debentures. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount). See "Market Discount and Bond Premium on the Junior Subordinated Debentures" above. Such gain or loss will be long-term capital gain or loss if the Junior Subordinated Debentures have been held for more than one year.

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

         Under present United States federal income tax law:

              (i) payments by the Partnership or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder and payments of principal or interest by SunAmerica on the Junior Subordinated Debentures to any holder of a Junior Subordinated Debenture who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security or Junior Subordinated Debenture, as the case may be, does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of SunAmerica entitled to vote, (b) the beneficial owner of the Preferred Security or Junior Subordinated Debenture, as the case may be, is not a controlled foreign corporation that is related to SunAmerica through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security or Junior Subordinated Debenture certifies to the Partnership or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security or Junior Subordinated Debenture certifies to the Partnership or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Partnership or its agent with a copy thereof; and

             (ii) a United States Alien Holder of a Preferred Security or Junior Subordinated Debenture will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security or Junior Subordinated Debenture.

            (iii) any gain realized by a United States Alien Holder upon the exchange of Series B Preferred for Junior Subordinated Debentures will not be subject to United States federal withholding tax.

Partnership Information Returns

         Within 90 days after the close of every taxable year of the Partnership, the General Partners of the Partnership will furnish or cause to be furnished to each holder of the Preferred Securities and the Internal Revenue Service a schedule setting forth such Securityholder's allocable share of income for the Partnership's taxable year.


                                 LEGAL MATTERS

         The validity of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be passed upon for the Partnership and SunAmerica by Susan L. Harris, Vice President and General Counsel - Corporate Affairs of SunAmerica, and by Davis Polk & Wardwell, New York, New York. Ms. Harris and Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury, Baltimore, Maryland. Ms. Harris holds options, granted under SunAmerica's Employee Stock Plan, to purchase in the aggregate less than 1% of SunAmerica's common stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of SunAmerica.


                                    EXPERTS

         The consolidated financial statements incorporated in this Offering Circular/Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 ERISA MATTERS

         SunAmerica and certain affiliates of SunAmerica, including Anchor National Life Insurance Company and Sun Life Insurance Company of America, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the securities offered hereby are acquired by a pension or other employee benefit plan with respect to which SunAmerica or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the securities offered hereby should consult with its legal counsel.


         Facsimile copies of the Letter of Transmittal and the Nonparticipation Election Letter will be accepted. Letters of Transmittal, Nonparticipation Election Letters, certificates representing shares of Series
B Preferred and any other required documents should be sent by each Holder of Series B Preferred or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                            The Exchange Agent is:

                      The First National Bank of Chicago

    By Hand or Overnight Courier in         By Hand or Overnight Courier in
            Chicago:                                   New York:

  The First National Bank of Chicago,       First Chicago Trust Company of
            Exchange Agent                             New York
        One North State Street                      14 Wall Street
               9th Floor                               8th Floor
   Attention:  Securities Processing           New York, New York  10005
              Suite 0124
       Chicago, Illinois  60602

                                   By Mail:

The First National Bank of Chicago,
  Exchange Agent
Registered Securities Processing Unit
One First National Plaza
Suite 0124
Chicago, Illinois  60670-0124


                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                       (312) 407-1067 or (212) 240-8938


               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

             (800) 524-9472 (Chicago) or (212) 240-8800 (New York)


                           The Information Agent is:





         Any questions or requests for assistance or additional copies of this Offering Circular/Prospectus, the Letter of Transmittal and the Nonparticipation Election Letter may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

                     The Dealer Manager for the Offers is:

                              Merrill Lynch & Co.


                                  APPENDIX A

Appendix A - Graphic Information Omitted from Electronic Filing

The diagram is entitled "Diagram of Offers". The diagram includes boxes representing SunAmerica, the General Partners, the Partnership and the Holders of Series B Preferred. Arrows between such boxes depict the exchange of Series B Preferred for Junior Subordinated Debentures by SunAmerica in the SunAmerica Offer and the delivery of Junior Subordinated Debentures to the Partnership in exchange for Preferred Securities in the Partnership Offer. There are two explanatory notes at the bottom of the diagram, which state:

bullet Existing Holders of Series B Preferred who participate in the SunAmerica Offer and the Partnership Offer will receive one Preferred Security of the Partnership for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange.

bullet Existing Holders of Series B Preferred who participate in the SunAmerica Offer and opt out of the Partnership Offer will receive $25 principal amount of Junior Subordinated Debentures for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange.

                                    PART II

           INFORMATION NOT REQUIRED IN OFFERING CIRCULAR/PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of the form of SunAmerica's Restated Articles of Incorporation (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving SunAmerica, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, SunAmerica's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by SunAmerica. Reference is made to section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.

         Pursuant to the Limited Partnership Agreement, to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each General Partner, SunAmerica (as initial limited partner), any Special Representative, any affiliate of a General Partner, SunAmerica or any Special Representative or any officers, directors, shareholders, members, partners, employees, representatives or agents of the General Partners, SunAmerica or any Special Representative, or any employee or agent of the Partnership or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Limited Partnership Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any such indemnity shall be provided out of and to the extent of the Partnership's assets only, and no General Partner or limited partner (collectively, "Partners"), any affiliate of a Partner or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Partner or its respective affiliates, or any employee or agent of the Partnership or its affiliates or any Special Representative shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified.

Item 21.  Exhibits.

EXHIBIT NO.                DOCUMENT
- ----------                 --------
1.1           Form of Dealer Manager Agreement(*)

4.1           Form of Indenture between SunAmerica and The
              First National Bank of Chicago, as Trustee(*)

4.2           Form of First Supplemental Indenture to
              Indenture(*)

4.3           Certificate of Limited Partnership of
              SunAmerica Capital, L.P.(*)

4.4           Form of Amended and Restated Agreement of
              Limited Partnership of SunAmerica Capital,
              L.P.(*)

4.5           Form of Preferred Security (included in Exhibit
              4.4 above)(*)

4.6 Form of Junior Subordinated Debenture (included in Exhibit 4.2)(*)

4.7 Form of Guarantee Agreement with respect to Preferred Securities(*)

4.8           Form of Action of General Partners of
              SunAmerica Capital, L.P. creating the Preferred
              Securities(*)

4.9 Senior Indenture, dated as of December 15, 1991, between SunAmerica and Bank of America NT & SA (formerly Security Pacific National Bank), as Trustee, defining the rights of the holders of SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit No.
              4.1 to SunAmerica's Registration Statement No. 33-44084 on Form S-3, filed November 20, 1991.

4.10 Senior Debt Indenture, dated as of April 15, 1993, between SunAmerica and the First National Bank of Chicago, as Trustee, defining the rights of the holders of SunAmerica's 8 1/8% Debentures due April 28, 2023 and certain other debt securities of SunAmerica, is incorporated herein by reference to Exhibit 4(h) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.

4.11 Tri-Party Agreement, dated as of July 1, 1993, among The First National Bank of Chicago, Bank of America, NT & SA and SunAmerica, appointing The First National Bank of Chicago as Successor Trustee to Bank of America NT & SA for SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit 4(i) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.

5.1           Opinion of Davis Polk & Wardwell(*)

5.2           Opinion of Susan L. Harris(*)

5.3           Opinion of Piper & Marbury(*)

8.1           Tax Opinion of Davis Polk & Wardwell(*)

12.1 Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends

23.1          Consent of Price Waterhouse LLP

23.2          Consents of Davis Polk & Wardwell (included in
              Exhibits 5.1 and 8.1 above)(*)

23.3          Consent of Susan L. Harris (included in Exhibit
              5.2 above)(*)

23.4          Consent of Piper & Marbury (included in Exhibit
              5.3 above)(*)

24.1          Powers of Attorney (included on signature pages)

25.1          Statement of Eligibility under the Trust
              Indenture Act of 1939, as amended, of
              The First National Bank of Chicago, as Trustee under the Indenture

99.1          Proposed Form of Letter of Transmittal(*)

99.2          Proposed Form of Nonparticipation Election
              Letter(*)

99.3          Proposed Form of Notice of Guaranteed Delivery(*)

99.4 Proposed Form of Letter to Registered Holders and DTC Participants(*)

99.5          Proposed Form of Letter to Clients(*)

99.6          Form of Exchange Agent Agreement(*)

99.7          Form of Information Agent Agreement(*)

99.8          Form of Newspaper Announcement(*)
- ------------------------
* To be filed by amendment.

Item 22.  Undertakings.

         Each of the Registrants hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SunAmerica's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (3) To respond to requests for information that is incorporated by reference into the Offering Circular/Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

         (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, SunAmerica Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 20th day of December, 1994.

                                       SUNAMERICA INC.

                                       By     /s/   James R. Belardi
                                           ------------------------------
                                           Name:    James R. Belardi
                                           Title:   Senior Vice President
                                                    and Treasurer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eli Broad, Jay S. Wintrob and Susan L. Harris, and each of them, as his or her true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                    Title                                   Date
               ---------                    ------                                  -----

             /s/ Eli Broad                  Chairman, President and Chief           December 20, 1994
- --------------------------------------        Executive Officer (Principal
               Eli Broad                      Executive Officer) of SunAmerica
                                              Inc. and President (Principal
                                              Executive Officer) of SunAmerica
                                              Financial, Inc.


          /s/ James R. Belardi              Senior Vice President and               December 20, 1994
- --------------------------------------        Treasurer (Principal Financial
            James R. Belardi                  Officer)


         /s/ Scott L. Robinson              Senior Vice President and               December 20, 1994
- --------------------------------------        Controller (Principal
           Scott L. Robinson                  Accounting Officer)


         /s/ Ronald J. Arnault              Director                                December 20, 1994
- --------------------------------------
           Ronald J. Arnault

       /s/ Karen Hastie-Williams            Director                                December 20, 1994
- --------------------------------------
         Karen Hastie-Williams

          /s/ David O. Maxwell              Director                                December 20, 1994
- --------------------------------------
            David O. Maxwell

            /s/ Barry Munitz                Director                                December 20, 1994
- --------------------------------------
              Barry Munitz

           /s/ Lester Pollack               Director                                December 20, 1994
- --------------------------------------
             Lester Pollack

          /s/ Richard D. Rohr               Director                                December 20, 1994
- --------------------------------------
            Richard D. Rohr

        /s/ Sanford C. Sigoloff             Director                                December 20, 1994
- --------------------------------------
          Sanford C. Sigoloff

         /s/ Harold M. Williams             Director                                December 20, 1994
- --------------------------------------
           Harold M. Williams


                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, SunAmerica Capital, L.P. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 20th day of December, 1994.



                                 By SUNAMERICA FINANCIAL, INC.,
                                       as General Partner

                                       By   /s/ Scott L. Robinson
                                          ------------------------
                                          Name: Scott L. Robinson
                                          Title:Treasurer



                                 By CAPITOL LIFE MORTGAGE CORP.,
                                       as General Partner

                                       By   /s/ Jay S. Wintrob
                                          ----------------------
                                          Name: Jay S. Wintrob
                                          Title:President

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eli Broad, Jay S. Wintrob and Susan L. Harris, and each of them, as his or her true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                    Title                                   Date
               ---------                    ------                                  -----


         /s/ Jay S. Wintrob             President (Principal Executive              December 20, 1994
- ------------------------------------      Officer) of Capitol Life Mortgage
           Jay S. Wintrob                 Corp.


       /s/ Scott L. Robinson            Treasurer (Principal Financial Officer      December 20, 1994
- -----------------------------------       and Principal Accounting Officer) of
         Scott L. Robinson                SunAmerica Financial, Inc. and
                                          Capitol Life Mortgage Corp.



                                 EXHIBIT INDEX


EXHIBIT NO.              DOCUMENT                                      PAGE
- -----------              --------                                      ------

1.1                       Form of Dealer Manager Agreement(*)

4.1 Form of Indenture between SunAmerica and The First National Bank of Chicago, as Trustee(*)

4.2                       Form of First Supplemental Indenture to
                          Indenture(*)

4.3                       Certificate of Limited Partnership of
                          SunAmerica Capital, L.P.(*)

4.4 Form of Amended and Restated Agreement of Limited Partnership of SunAmerica Capital, L.P.(*)

4.5                       Form of Preferred Security (included in
                          Exhibit 4.4 above)(*)

4.6                       Form of Junior Subordinated Debenture
                          (included in Exhibit 4.2)(*)

4.7 Form of Guarantee Agreement with respect to Preferred Securities(*)

4.8                       Form of Action of General Partners of
                          SunAmerica Capital, L.P. creating the
                          Preferred Securities(*)

4.9 Senior Indenture, dated as of December 15, 1991, between SunAmerica and Bank of America NT & SA (formerly Security Pacific National
                          Bank), as Trustee, defining the rights of the holders of SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit No. 4.1 to SunAmerica's Registration Statement No. 33-44084 on Form S-3, filed November 20, 1991.

4.10 Senior Debt Indenture, dated as of April 15, 1993, between SunAmerica and the First
                          National Bank of Chicago, as Trustee, defining the rights of the holders of SunAmerica's 8
                          1/8% Debentures due April 28, 2023 and certain other debt securities of SunAmerica, is incorporated herein by reference to Exhibit
                          4(h) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.

4.11 Tri-Party Agreement, dated as of July 1, 1993, among The First National Bank of Chicago, Bank of America, NT & SA and SunAmerica, appointing The First National Bank of Chicago as Successor Trustee to Bank of America NT & SA for SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit 4(i) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.

5.1                       Opinion of Davis Polk & Wardwell(*)

5.2                       Opinion of Susan L. Harris(*)

5.3                       Opinion of Piper & Marbury(*)

8.1                       Tax Opinion of Davis Polk & Wardwell(*)

12.1 Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends

23.1                      Consent of Price Waterhouse LLP

23.2                      Consents of Davis Polk & Wardwell (included in
                          Exhibits 5.1 and 8.1 above)(*)

23.3                      Consent of Susan L. Harris (included in
                          Exhibit 5.2 above)(*)

23.4                      Consent of Piper & Marbury (included in
                          Exhibit 5.3 above)(*)

24.1                      Powers of Attorney (included on signature pages)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture

99.1                      Proposed Form of Letter of Transmittal(*)

99.2                      Proposed Form of Nonparticipation Election
                          Letter(*)

99.3                      Proposed Form of Notice of Guaranteed
                          Delivery(*)

99.4 Proposed Form of Letter to Registered Holders and DTC Participant(s*)

99.5                      Proposed Form of Letter to Clients(*)

99.6                      Form of Exchange Agent Agreement(*)

99.7                      Form of Information Agent Agreement(*)

99.8                      Form of Newspaper Announcement(*)

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* To be filed by amendment.